                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             LAFARGE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1998

     Notice is hereby given that the annual meeting of stockholders of Lafarge Corporation (the "Company") will be held on Tuesday, May 5, 1998 at 9:00 a.m., local time, at the Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, for the following purposes:

          (1) To elect a Board of Directors for the ensuing year;

          (2) To consider and vote upon a proposed 1998 Stock Option Plan;

          (3) To consider and vote upon certain amendments to the Company's Employee Stock Purchase Plan;

          (4) To ratify the appointment of Arthur Andersen LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998; and

          (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Voting Stock and Common Stock of the Company at the close of business on March 6, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof. Holders of record of Exchangeable Preference Shares of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, are entitled to voting rights in the Company through a trust that holds shares of the Voting Stock of the Company.

     A record of the Company's activities and consolidated financial statements for the fiscal year ended December 31, 1997 are contained in the enclosed 1997 Annual Report.

Dated: March 23, 1998
                                           By Order of the Board of Directors,


                                               DAVID C. JONES
                                           Vice President--Legal
                                           Affairs and Secretary

                             ---------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191

                                PROXY STATEMENT

INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Lafarge Corporation ("Lafarge Corp." or the "Company") for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at the time and place and for the purposes set forth in the foregoing notice.

     Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted for the election of the Board's nominees for director and in favor of the other proposals set forth in the foregoing notice. Any stockholder of the Company may revoke his or her proxy, at any time before it has been exercised, by notice in writing to the Secretary of the Company. Any holder of exchangeable preference shares (the "Exchangeable Shares") of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, may revoke his or her voting instructions to the Montreal Trust Company (the "Trustee"), at any time before the Trustee has acted upon such instructions, by notice in writing to the Trustee.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telefax.

     The approximate date on which this proxy statement and the form of proxy are first being sent to stockholders is March 23, 1998.

VOTING SECURITIES

     The securities with voting rights in the Company which were outstanding at March 6, 1998, the record date, consisted of 65,625,527 shares of common stock (the "Common Shares") and 6,154,501 shares of voting stock (the "Voting Stock") of the Company. The Company has deposited shares of Voting Stock in trust under an arrangement which entitles each holder (other than LCI and the Company) of Exchangeable Shares to vote at meetings of stockholders of the Company on the basis of one vote in the Company for each whole Common Share for which the Exchangeable Shares held by such holder are then exchangeable. Exchangeable Shares are presently exchangeable, at the option of the holder, into Common Shares on a one for one basis. Each holder of record of Common Shares or Exchangeable Shares (collectively, the "Voting Securities") is entitled to one vote for each such share of capital stock so held, with all stockholders voting together as a single class.

     Each holder of shares of any class of Voting Securities is entitled to one vote for each share owned of record on the record date; provided, however, that any bona fide transferee of Exchangeable Shares after the close of business on such record date shall be entitled to instruct the Trustee with respect to the exercise of the voting rights pertaining to such shares or to attend the annual meeting of stockholders of the Company and to personally exercise such voting rights if, not later than ten business days prior to such meeting, such transferee delivers written notice to the Trustee of his or her intention to so instruct the Trustee or to so attend and vote and, within five business days of such meeting, produces for inspection by the Trustee at its principal corporate trust office in Montreal, Quebec, properly endorsed certificates for such shares, or otherwise establishes to the satisfaction of the Trustee that he or she is the bona fide owner of such shares.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for ratification of the appointment of independent auditors. For purposes of the vote regarding independent auditors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

     Information regarding the required affirmative vote for the proposals for approval of the 1998 Stock Option Plan and the proposed amendments to the Employee Stock Purchase Plan is set forth at the end of the respective sections of this proxy statement describing such proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 6, 1998, information with respect to stockholders who were known to be beneficial owners of more than five percent of any class of Voting Securities.

                                                                          AMOUNT AND NATURE
                                                                            OF BENEFICIAL     PERCENT
          TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP       OF CLASS
          --------------            ------------------------------------  -----------------   --------
Common Stock(1)                     Lafarge S.A.                             37,531,239(2)      52.3%
                                    61-63 rue des Belles Feuilles
                                    76116 Paris France

Common Stock                        Vanguard/Windsor Fund, Inc.(3)            3,386,500(3)       5.2%
                                    Post Office Box 2600
                                    Valley Forge, Pennsylvania
                                    19482-2600

Common Stock                        FMR Corp.(4)                              5,744,107(4)       8.8%
                                    82 Devonshire Street
                                    Boston, Massachusetts 02109

---------------

(1) Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes Exchangeable Shares, which are presently exchangeable at the option of the holder into Common Shares on a one for one basis. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares (other than LCI and the Company) have voting rights in the Company through a trust holding shares of the Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

(2) Includes 22,365,902 Common Shares held of record by Lafarge (U.S.) Holdings, a New York trust in which Lafarge S.A. owns 100% of the beneficial interest ("Lafarge Holdings"), 14,603,259 Common Shares held of record by Paris-Zurich Holdings, a New York trust in which the beneficial owners are Lafarge Holdings and Cementia Holding A.G., a Swiss corporation and a majority-owned subsidiary of Lafarge S.A. and additional Voting Securities held by certain other affiliates of Lafarge S.A.

(3) This information is based on a Schedule 13G dated February 9, 1998 filed with the U.S. Securities and Exchange Commission and received by the Company. The Schedule 13G reports beneficial ownership by Vanguard/Windsor Fund, Inc. of 3,386,500 shares with sole power to vote or direct the vote for all of these shares, and with shared power to dispose or direct the disposition of all of these shares. The Company also received a Schedule 13G dated January 14, 1998 reporting beneficial ownership of these same 3,386,500 shares by Wellington Management Company LLP of Boston, Massachusetts which holds these shares in its capacity as investment advisor to Vanguard/Windsor Fund, Inc.

(4) This information is based on a Schedule 13G dated February 14, 1998 filed with the U.S. Securities and Exchange Commission and received by the Company. The Schedule 13G reports beneficial ownership by FMR Corp. of 5,744,107 shares, with sole power to dispose or direct the disposition of all of these shares, and with sole power to vote or direct the vote for 393,400 of these shares. The Schedule 13G further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares, and that the interest of one person, Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940, in the Common Shares beneficially owned by FMR Corp. amounted to 4,962,023 shares, or 6.9% of the Voting Securities.

     On November 1, 1993, Lafarge S.A. and the Company entered into an option agreement (the "Option Agreement") intended to enable Lafarge S.A. to maintain its existing margin of voting control in the event of future issuances by the Company of its voting securities. The Option Agreement grants the Lafarge S.A. Group the right, until October 31, 2003, to purchase from the Company additional voting securities. The Option Agreement is essentially a renewal of an option agreement between Lafarge S.A. and the Company dated October 31, 1983 and which expired on October 31, 1993. The Option Agreement was approved by the vote of the independent directors of the Company (being those directors who have no affiliation with Lafarge S.A.) based upon the business advantages for the Company which result from Lafarge S.A.'s majority ownership of the Company. Lafarge S.A. has informed the Company that it presently intends to maintain ownership of a majority of the outstanding Voting Securities and to control the election of the Board of Directors.

     Lafarge S.A. is a public company whose voting securities are traded on various European securities exchanges. In the opinion of Lafarge S.A.'s directors and its management, Lafarge S.A. is controlled by its Board of Directors. The Lafarge Group is principally engaged in the manufacture and sale of cement, concrete, aggregates, gypsum products, specialty materials and roofing. Active in 60 countries, the Lafarge Group had 1997 sales of $7.2 billion.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 6, 1998, the beneficial ownership of the Company's Common Shares by each of the Company's current directors who are standing for reelection, nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons:

                                                      BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP
                                                        OF THE COMPANY'S        OF LAFARGE S.A.
                                                        COMMON SHARES(1)        COMMON STOCK(2)
                                                    ------------------------  --------------------
                                                     NUMBER         PERCENT    NUMBER     PERCENT
       NAME                    POSITION             OF SHARES       OF CLASS  OF SHARES   OF CLASS
       ----                    --------             ---------       --------  ---------   --------
Thomas A. Buell      Current director and nominee      9,500(3)        *             0       *
Marshall A. Cohen    Current director and nominee      9,000(4)        *             0       *
Bertrand P. Collomb  Current director and nominee    120,101(5)        *       148,612(6)    *
Philippe P. Dauman   Current director and nominee      1,500(7)        *             0       *
Bernard L. Kasriel   Current director and nominee      8,500(7)        *        55,632(8)    *
Jacques Lefevre      Current director and nominee      8,100(3)        *        64,800(9)    *
Paul W. MacAvoy      Current director and nominee     10,000           *             0       *
Claudine B. Malone   Current director and nominee      8,250(10)       *             0       *
Alonzo L. McDonald   Current director and nominee      9,500(11)       *             0       *
Robert W. Murdoch    Current director and nominee     10,100(3)        *         1,536       *
Bertin F. Nadeau     Current director and nominee      9,010(12)       *             0       *
John D. Redfern      Current director and nominee     23,730(3)        *           559       *
Joe M. Rodgers       Current director and nominee      9,500(13)       *             0       *
Michel Rose          Current director and nominee     85,750(7)        *        22,886(14)   *
Ronald D. Southern   Current director and nominee      9,130(15)       *             0       *
John M. Piecuch      Current director and nominee;    98,736(16)       *        10,040(17)   *
                       executive officer
Edward T. Balfe      Executive officer                88,774(18)       *         2,200(7)    *
Peter H. Cooke       Executive officer                16,652(19)       *             0       *
Duncan S. Gage       Executive officer                29,484(20)       *         2,200(7)    *
Larry J. Waisanen    Executive officer                14,805(21)       *         7,779(22)   *
Share ownership of all 29 directors and executive    745,622(23)       *       322,967(24)   *
  officers of the Company as a group

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, all shares are directly owned. Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes (a) Exchangeable Shares which are presently exchangeable at the option of the holder into Common Shares on a one for one basis; and (b) Common Shares and Exchangeable Shares covered by stock options that were exercisable on the record date or within 60 days thereafter (referred to in the following footnotes as "currently exercisable options"). In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares have voting rights in the Company through a trust holding shares of the voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

 (2) Lafarge S.A. is the Company's "parent" as that term is defined in regulations promulgated under the Securities Exchange Act of 1934, as amended.

 (3) Includes 8,000 shares not outstanding but subject to currently exercisable options.

 (4) Includes 8,000 shares not outstanding but subject to currently exercisable options and 1,000 shares are owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

 (5) Includes 112,500 shares not outstanding but subject to currently exercisable options.

 (6) Includes 147,400 shares not outstanding but subject to currently exercisable options.

 (7) These shares are not outstanding but are subject to currently exercisable options.

 (8) Includes 54,000 shares not outstanding but subject to currently exercisable options.

 (9) Includes 63,360 shares not outstanding but subject to currently exercisable options.

(10) Includes 8,000 shares not outstanding but subject to currently exercisable options and 250 shares are owned by Financial & Management Consulting, Inc. which is controlled by Ms. Malone.

(11) Includes 500 shares owned by the McDonald Agape Foundation and 1,000 shares owned by the Alonzo L. McDonald Jr. Trust, both of which are controlled by Mr. McDonald, and 8,000 shares not outstanding but subject to currently exercisable options.

(12) Includes 8,000 shares not outstanding but subject to currently exercisable options and 1,010 shares are owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(13) Includes 8,000 shares not outstanding but subject to currently exercisable options and 1,500 shares are owned by JMR Investments which is controlled by Mr. Rodgers and his wife.

(14) Includes 22,400 shares not outstanding but subject to currently exercisable options and 486 shares owned by Mr. Rose's wife.

(15) Includes 8,000 shares not outstanding but subject to currently exercisable options and 1,130 shares are owned by Sentgraf Enterprises Ltd., which is controlled by Mr. Southern.

(16) Includes 96,250 shares not outstanding but subject to currently exercisable options.

(17) Includes 9,930 shares not outstanding but subject to currently exercisable options.

(18) Includes 84,500 shares not outstanding but subject to currently exercisable options.

(19) Includes 15,000 shares not outstanding but subject to currently exercisable options.

(20) Includes 28,750 shares not outstanding but subject to currently exercisable options.

(21) Includes 14,125 shares not outstanding but subject to currently exercisable options.

(22) Includes 7,665 shares not outstanding but subject to currently exercisable options.

(23) Includes 696,125 shares not outstanding but subject to currently exercisable options.

(24) Includes 315,350 shares not outstanding but subject to currently exercisable options.

                                ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. When the Board is not in session, the Executive Committee may exercise the powers of the Board of Directors in the management of the business and affairs of the Company with specified limitations. The Executive Committee of the Board of Directors is presently composed of Bertrand P. Collomb, Bernard L. Kasriel, John D. Redfern and John M. Piecuch. The Board of Directors held five meetings in 1997. During 1997, Ronald
D. Southern attended fewer than 75 percent of the aggregate of the number of meetings of the Board of Directors and the meetings of the committees on which he served.

     As permitted by the by-laws of the Company, the Board of Directors has also designated several other committees from its members, including a Board Governance Committee, a Management Development and Compensation Committee and an Audit Committee. One of the functions of the Board Governance Committee is to recommend nominees for election as directors at the annual meeting of stockholders and to recommend candidates for election to fill vacancies on the Board if they occur. The Board of Directors considers and takes action upon the recommendations of the Board Governance Committee. Although this committee has no formal policy on the subject, the Board believes that any nominee recommended by a stockholder in writing to the Secretary of the Company with complete biographical data regarding the nominee would be considered by the Board Governance Committee. The Board Governance Committee is presently composed of Thomas A. Buell, Bertrand P. Collomb, Philippe P. Dauman, Claudine B. Malone and John D. Redfern. This Committee met three times in 1997. The Management Development and

Compensation Committee is presently composed of Alonzo L. McDonald, Thomas A. Buell, Claudine B. Malone, John D. Redfern and Ronald D. Southern. This Committee met two times in 1997.

     At the annual meeting of stockholders, 16 directors are to be elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Holders of Voting Securities having the right to vote shall be entitled to vote each share of stock held on the record date for as many individuals as there are directors to be elected. Cumulative voting is not permitted.

     All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. Certain background information regarding the 16 nominees of the Board for directors of the Company is set forth below. Each of the nominees has consented to serve as a director if elected. All of the nominees are currently directors of the Company.

NAME, PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE

THOMAS A. BUELL, Director/Consultant of Weldwood of Canada Limited (diversified manufacturer of paper products). Mr. Buell has served in such capacity since May 1996. Mr. Buell, age 66, was Chairman of the Board of Weldwood of Canada Limited from January 1979 to April 1996 and President and Chief Executive Officer of such company from August 1975 to December 1992. He is also a director of Placer Dome Inc., B.C. Gas, Inc., Swiss Bank Corporation (Canada), Trans Mountain Pipe Line Company Ltd., TimberWest Forest Limited and Air Liquide Canada Inc. He has served as a director of the Company since January 1, 1993.

MARSHALL A. COHEN, Counsel, Cassels, Brock & Blackwell, Barristers and Solicitors. Mr. Cohen, age 62, has served in such capacity since October 1996. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. From October 1985 to October 1988, he was President of Olympia & York Enterprises Corporation and from October 1986 to October 1988 he was also Chairman of Gulf Canada Resources Limited, part of the Olympia & York group. He is also a director of Barrick Gold Corporation and American International Group, Inc. He has served as a director of the Company since 1991.

BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Lafarge S.A. Mr. Collomb, age 55, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge S.A. since August 1, 1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge S.A. from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge S.A. from 1987 until January 1989. He served as President and Chief Executive Officer of General Portland Inc. (a former subsidiary of the Company) ("GPI") from 1985 until January 1988, Executive Vice President of the Company from 1986 until 1987, and Executive Vice President of Lafarge S.A. from 1982 to 1987. He is also a director of the Canadian Imperial Bank of Commerce. He has served as a director of the Company since 1985.

PHILIPPE P. DAUMAN, Deputy Chairman and Executive Vice President, General Counsel and Chief Administrative Officer of Viacom, Inc. (entertainment). Mr. Dauman, age 44, has served as Deputy Chairman since January 1996 and as Executive Vice President, General Counsel and Chief Administrative Officer since March 1994. He was Senior Vice President and General Counsel of such company from January 1993 to March 1994. Previously Mr. Dauman was a partner of the law firm Shearman & Sterling. He is also a director of Viacom's parent company, National Amusements, Inc. as well as Spelling Entertainment. He has served as a director of the Company since 1997.

BERNARD L. KASRIEL, Vice Chairman of the Board of the Company and Vice Chairman and Chief Operating Officer of Lafarge S.A. Mr. Kasriel, age 51, has served as Vice Chairman of the Board of the Company since May 7, 1996 and as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. He was Managing Director of Lafarge S.A. from 1989 to 1994, was Senior Executive Vice

President of Lafarge S.A. from March 1987 to August 1, 1989 and was Executive Vice President of Lafarge S.A. from 1982 until March 1987. He was also President and Chief Operating Officer of National Gypsum Company from June 1987 to July 1989 and was a director of that company from October 1993 to September 1995. Mr. Kasriel is also a director of Sonoco Products Company. He has served as a director of the Company since 1989.

JACQUES LEFEVRE, Vice Chairman, Chief Operating Officer and Managing Director of Lafarge S.A. Mr. Lefevre, age 59, has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995 and as Managing Director since August 1, 1989. He served as Senior Executive Vice President of Lafarge S.A. from 1987 to August 1, 1989 and as Executive Vice President of Lafarge S.A. from 1983 to 1987. He has served as a director of the Company since 1983.

PAUL W. MACAVOY, Williams Brothers Professor of Management Studies, Yale School of Management ("SOM"). Mr. MacAvoy, age 63, has been Williams Brothers Professor since 1991. He served as Dean of the Yale SOM from 1992 to 1994, as McLaughlin Visiting Professor of Business Administration, Amos Tuck School, Dartmouth College in 1991, as Lester Crown Visiting Professor, Yale SOM from 1990 to 1991 and as Dean and John M. Olin Professor of Public Policy, W.E. Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. Mr. MacAvoy is also a director of Alumax Inc. He has served as a director of the Company since 1993.

CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 61, has served in such capacity since 1982. Ms. Malone is also a director of Dell Computer Corp., the Federal Reserve Bank of Richmond, Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Lowe's Companies, Mallinckroot Group Inc., SAIC Corp. and Union Pacific Resources Corporation. She has served as a director of the Company since May 1994.

ALONZO L. MCDONALD, Chairman and Chief Executive Officer of Avenir Group, Inc. (development bankers). Mr. McDonald has served in such capacity for more than five years. Mr. McDonald, age 69, is a director of Scientific-Atlanta, Inc. and C.A.E. Industries Ltd. He has served as a director of the Company since 1984.

ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 56, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992 and Senior Executive Vice President of Lafarge S.A. from August 1989 to 1992. He served as President and Chief Operating Officer of the Company from 1987 to 1989, as Executive Vice President of the Company from 1983 to 1987 and as Executive Vice President of Lafarge S.A. from 1983 to August 1, 1989. Mr. Murdoch is also a director of Lafarge S.A., LCI, Usinor S.A., Graymont Limited and Power Corporation International Limited. He has served as a director of the Company since 1987.

BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco's affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 57, is also a director of Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

JOHN M. PIECUCH, President and Chief Executive Officer of the Company and Group Executive Vice President of Lafarge S.A. Mr. Piecuch, age 49, has served as President and Chief Executive Officer of the Company since October 1, 1996 and as Group Executive Vice President of Lafarge S.A. since July 1, 1994. He served as Senior Executive Vice President of the Company from 1992 to June 30, 1994 and as Executive Vice President of the Company from 1989 to 1992. He has served as a director of the Company since August 1, 1994.

JOHN D. REDFERN, Chairman of the Board of LCI. Mr. Redfern has served as Chairman of the Board of LCI since 1984. Mr. Redfern served as Vice Chairman of the Board of the Company from January 1989 to May 1996, as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 62, is also a director of LCI. He has served as a director of the Company since 1983.

JOE M. RODGERS, Chairman, The JMR Group (investment company). Mr. Rodgers, age 64, served as the United States Ambassador to France from 1985 until 1989. He is also a director of AMR Corporation/American Airlines, Inc., Gaylord Entertainment Company, Gryphon Holdings Inc., SunTrust Bank, Nashville, N.A., Thomas Nelson, Inc., Tractor Supply Company and Willis Corroon Group plc. He has served as a director of the Company since 1989.

MICHEL ROSE, Group Senior Executive Vice President of Lafarge S.A. Mr. Rose has served as Senior Executive Vice President of Lafarge S.A. since 1989. Mr. Rose, age 55, served as President and Chief Executive Officer of the Company from September 1, 1992 until September 30, 1996. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge S.A., from 1987 to 1992. From 1985 to 1987, he was Vice Chairman of Orsan. He has served as a director of the Company since 1992.

RONALD D. SOUTHERN, Chairman of the Board and Chief Executive Officer of ATCO Ltd. (a diversified industrial company) and Chairman of the Board and Chief Executive Officer of Canadian Utilities Limited (a utility company). Mr. Southern has served ATCO Ltd. as Chairman of the Board since May 1990 and as CEO since 1968. He was also President of such company from June 1988 until the end of 1993. He has been Chairman of the Board of Canadian Utilities Limited since 1980 and he became CEO of such company in January 1994. Mr. Southern, age 67, is also a director of Canadian Pacific Limited, Canadian Airlines Corporation, Fletcher Challenge Limited, Fletcher Challenge Canada Limited, Royal Insurance Company of Canada, Xerox Canada Inc., Chrysler Canada Ltd., Imasco Limited and Southam Inc. He has served as a director of the Company since 1985.

     There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries. For information regarding certain business relationships between certain nominees and the Company, see "Executive Compensation -- Transactions with Management and Others".

     On March 18, 1998, a shareholder derivative lawsuit was filed in Circuit Court for Montgomery County, Maryland against all of the directors of the Company alleging breach of fiduciary duty, corporate waste, and gross negligence in connection with the Company's planned purchase of a number of construction materials businesses in North America from Lafarge S.A., its majority stockholder (the "Transaction"). Lafarge S.A. took control of these businesses in late 1997 when it acquired the British construction materials firm Redland PLC. A special committee of independent directors of the Company's Board of Directors was appointed to evaluate the Transaction. Based upon extensive due diligence and the advice of independent professionals retained by the special committee, including an investment banking firm which advised the committee regarding the fairness of the price and terms of the proposed Transaction, the special committee recommended the Transaction for approval by the full Board of Directors of the Company. On March 16, 1998, the full Board, consisting of a majority of independent directors, approved the Transaction and the Company publicly announced the Transaction on March 17, 1998. The Company has been advised that the directors believe that the lawsuit against them with respect to the Transaction is without merit and intend to vigorously defend the lawsuit.

                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). None of the directors serving on the Compensation Committee or Stock Option Committee is an employee of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company's executive officers are presented to, and available for review by, the full Board. All decisions relating to awards to employees under the Company's Stock Option Plan are made solely by the Stock Option Committee.

     The following is a report submitted by members of the Compensation Committee and Stock Option Committee, addressing the Company's compensation policy as it related to the executive officers for fiscal 1997.

              REPORT TO STOCKHOLDERS BY THE MANAGEMENT DEVELOPMENT
                AND COMPENSATION COMMITTEE AND THE STOCK OPTION
                 COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                  TO THE STOCKHOLDERS OF LAFARGE CORPORATION:

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company's incentive compensation plans.

     For 1997, the Company's executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company's 1993 Stock Option Plan.

     Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes Hay & Associates, independent compensation consultants. The comparison group utilized by Hay & Associates for the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, that employ more than 1,000 full time employees, with a unionized labor force, which have been profitable over the most recent two to three year period and which participate in the Hay & Associates compensation survey. Individual performance among the companies included in the comparison group is not separately evaluated. None of the six companies in the peer group index constructed by the Company for the performance graph which appears on page 15 of this proxy statement is a participant in the Hay & Associates survey and therefore none of them is included in the comparison group utilized by Hay & Associates for the Company.

     The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company's comparison group. Such midpoints are established based upon a point system devised by the Company's consultants to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to Lafarge's long-term approach to compensation and the cyclical nature of the Company's business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the Company's executive officers have generally been set at the middle point of the range for annual cash compensation totals in the comparison group.

     Salaries for executive officers are reviewed by the Board's Management Development and Compensation Committee (the "Compensation Committee") in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company's expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company's expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and the Company's compensation consultant. The Compensation Committee then utilizes this budget in establishing salaries based upon management's evaluation of each officer's prior year's performance. In 1997, in view of the Company's long-term compensation objectives and improvements in the Company's financial results, the budgeted salary increases were comparable to projected salary increases for the comparison group utilized by Hay & Associates for the Company.

     The base salary of $450,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was slightly above the midpoint of the range for persons holding comparable positions at other companies in the comparison group. The Chairman of the Board reviews on an annual basis the Chief Executive Officer's performance and makes a salary recommendation which is acted upon by the Compensation Committee. The increase in Mr. Piecuch's salary for 1997 was the second step of the compensation plan that had been developed in connection with his appointment as President and Chief Executive Officer effective October 1, 1996, which second step was partly conditioned upon his performance during the last quarter of 1996. The 1997 salaries of the other executive officers of the Company listed in the Summary Compensation Table on page 12 of this proxy statement (the "named executive officers") ranged from approximately 82% to 97% of the midpoints established with respect to each of such positions.

     Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maximizing earnings, and provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are attained or surpassed, participants will be eligible to receive maximum amounts ranging from 15% to 70% of their base salary, depending upon their position with the Company.

     Financially based performance objectives measure the Company's performance for the year against certain return on equity and return on net asset criteria. Subjective performance criteria are used to evaluate each officer's individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

     Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. Because of the Company's improved earnings performance, financial performance bonuses were paid with respect to 1997 in amounts in the range of 22% to 30% of the salaries of the Chief Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 1997 were in the range of 22% to 30% of such salaries.

     Mr. Piecuch's total bonus amount was equal to approximately 60% of his 1997 salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of return on equity targets specified by the Compensation Committee. The factors considered by the Compensation Committee in determining the portion of the bonus based on individual objectives included his leadership role with respect to the Company's improved financial performance in 1997.

     Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. Long-term awards granted in 1997 consisted of non-qualified stock options granted under the Company's Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted with exercise prices equal to the prevailing market value of the Common Shares and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's stockholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

     The Board's Stock Option Committee (the "Stock Option Committee") considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted annually under the Company's stock option program represents less than 1% of the approximately 72,000,000 outstanding shares of common stock of the Company (including LCI Exchangeable Shares). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. In 1997 the Stock Option Committee granted to Mr. Piecuch options to purchase 35,000 shares of the Company's common stock based upon the foregoing factors.

     Lafarge S.A., the Company's principal stockholder, has advised the Company that it intends to grant to certain executive officers of the Company options to purchase shares of Lafarge S.A. stock from time to time, in recognition of their contributions to the overall performance of Lafarge S.A. and its affiliated companies. Options granted by Lafarge S.A. are not considered by the Stock Option Committee in determining the number of options to be granted by the Company.

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committees believe that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.
March 1, 1998

MANAGEMENT DEVELOPMENT AND COMPENSATION
COMMITTEE                                          STOCK OPTION COMMITTEE
ALONZO L. MCDONALD, Chairman                       ALONZO L. MCDONALD, Chairman
THOMAS A. BUELL                                    THOMAS A. BUELL
CLAUDINE B. MALONE                                 CLAUDINE B. MALONE
JOHN D. REDFERN                                    RONALD D. SOUTHERN
RONALD D. SOUTHERN

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the directors who constitute the Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company or of LCI. Mr. Redfern's current and previous positions with the Company and LCI are described under "Election of Directors".

     Mr. Buell is a director of B.C. Gas, Inc. from which LCI purchased natural gas ($1,432,000) in 1997. Mr. Southern is a director of Canadian Pacific Limited from which LCI purchased railroad transportation ($9,172,000) in 1997. All of these purchases were made in the ordinary course of business at competitive rates.

     Ms. Malone is a director of Lowe's Companies, to which the Company sold gypsum wallboard ($2,104,000) in 1997. Mr. Buell is a director of Placer Dome Inc. to which the Company sold fly ash, cement and ready-mixed concrete ($1,681,000) in 1997. All of these sales were made in the ordinary course of business at competitive rates.

     The Company maintains trust relations with Montreal Trust Company, of which Mr. Redfern was a director during 1997.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer and the other four executive officers of the Company who were the most highly compensated for the year ended December 31, 1997 who were serving as executive officers at year end.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                                             SECURITIES
                                        ANNUAL COMPENSATION                  UNDERLYING
                           ----------------------------------------------      STOCK
        NAME AND                                           OTHER ANNUAL       OPTIONS         ALL OTHER
   PRINCIPAL POSITION      YEAR    SALARY       BONUS     COMPENSATION(1)     (SHARES)     COMPENSATION(1)
-------------------------  ----   --------     --------   ---------------   ------------   ---------------
John M. Piecuch            1997   $382,500(2)  $230,648(2)                     35,000         $ 24,316(3)
  President and Chief      1996    148,095(4)    47,260(4)                     10,000          150,282(5)
  Executive Officer of     1995     73,352(6)    25,397(6)                     10,000           38,682(5)
  Lafarge Corp.;
  President and Chief
  Executive Officer of
  LCI

Edward T. Balfe            1997    264,000      149,200        28,483(7)       20,000           27,359(8)
  Executive Vice           1996    246,400      120,700                        20,000           27,430
  President and            1995    228,000       98,600                        20,000           28,994
  President, Construction
  Materials

Duncan S. Gage             1997    253,200      131,800                        20,000           27,975(9)
  Executive Vice           1996    237,967      114,900                        20,000           27,986
  President and            1995    217,000       80,000                        15,000           39,562
  President, U.S. Cement
  Operations

Peter H. Cooke             1997    190,661       99,230                        20,000            5,468(10)
  Executive Vice           1996    173,168       79,647                        20,000            5,913
  President and            1995    150,486       53,589                        10,000            5,777
  President, Canadian
  Cement Operations

Larry J. Waisanen          1997    195,000       86,200                        12,500           19,678(11)
  Executive Vice           1996    175,000       66,000                        10,000           35,666(12)
  President
  and Chief Financial
  Officer

---------------

 (1) Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.

 (2) The salary amount in the table reflects the Company's payment of 85% of Mr. Piecuch's salary (based on an annual salary rate of $450,000) which is the percentage of time and effort devoted to the Company during 1997. The bonus amount in the table reflects the Company's payment of 85% of his total bonus amount of $271,350. The portion of Mr. Piecuch's aggregate salary and bonus paid by Lafarge S.A. for services rendered to Lafarge S.A. is not included in the table.

 (3) Includes $11,985 contributed or allocated by the Company to Mr. Piecuch's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $2,484 in term life insurance premiums paid by the Company; and $9,847 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

 (4) The salary amount in the table reflects the Company's payment of 20% of Mr. Piecuch's salary from January 1 through September 30, 1996 (during which time Mr. Piecuch was primarily working for Lafarge S.A. and was based in Paris, France) and 85% of Mr. Piecuch's salary (based on an annual salary rate of $425,000) from October 1 through December 31, 1996, which are the respective percentages of time and effort devoted to the Company during such periods. The bonus amount in the table reflects the Company's payment of 85% of his total bonus amount of $55,600. The portion of Mr. Piecuch's aggregate salary and bonus paid by Lafarge S.A. for services rendered to Lafarge S.A. is not included in the table.

 (5) Includes expenses of $127,681 (1996) in connection with Mr. Piecuch's relocation from France to the United States and $13,170 (1995) in connection with Mr. Piecuch's relocation from the United States to France.

 (6) During all of 1995, Mr. Piecuch was serving as Group Executive Vice President of Lafarge S.A. and was based in Paris, France; however, during this time he devoted approximately 20% of his time and effort to the Company. Therefore, the amounts in the table reflect the Company's payment of 20% of Mr. Piecuch's salary and bonus for 1995.

 (7) This amount was paid as a tax equalization payment to reimburse Mr. Balfe for taxes and related expenses which he paid to the Canadian revenue authorities as a result of his performance of services in Canada (such payment being equal to the difference between the total tax paid in both the U.S. and Canada and the tax that would have been paid if only a U.S. tax return had been required, plus tax return preparation fees).

 (8) Includes, $11,553 contributed or allocated by the Company to Mr. Balfe's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,457 in term life insurance premiums paid by the Company; and $14,348 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

 (9) Includes $11,948 contributed or allocated by the Company to Mr. Gage's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,398 in term life insurance premiums paid by the Company; and $14,629 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

(10) Includes $1,206 in term life insurance premiums paid by the Company on behalf of Mr. Cooke; and $3,973 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year); and $289 in personal financial services paid for by the Company.

(11) Includes $10,794 contributed or allocated by the Company to Mr. Waisanen's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,076 in term life insurance premiums paid by the Company; and $7,807 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

(12) Includes moving expenses of $18,739 in connection with Mr. Waisanen's relocation in 1996.

OPTION EXERCISES AND YEAR END VALUES

     The following table shows information with respect to stock options exercised during 1997 and unexercised options to purchase the Company's Common Stock granted under the Company's Stock Option Plan to the Chief Executive Officer and the other named executive officers and held by them at December 31, 1997.

                                                                                                VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED                      IN-THE-MONEY OPTIONS
                         SHARES                  OPTIONS AT DECEMBER 31, 1997                  AT DECEMBER 31, 1997(1)
                        ACQUIRED      VALUE     -------------------------------            -------------------------------
        NAME           ON EXERCISE   REALIZED   EXERCISABLE       UNEXERCISABLE            EXERCISABLE       UNEXERCISABLE
        ----           -----------   --------   -----------       -------------            -----------       -------------
John M. Piecuch              --            --     79,500             47,500                 $931,531           $424,531
Edward T. Balfe              --            --     71,750             48,750                  883,703            460,078
Duncan S. Gage           48,250      $636,531     11,250             46,250                   61,172            431,172
Peter H. Cooke           32,500       453,125         --             42,500                       --            395,469
Larry J. Waisanen         6,000        70,500      8,500             20,000                  104,044            182,500

---------------

(1) Based on the closing price on the New York Stock Exchange of the Company's Common Stock on December 31, 1997 ($29.56).

OPTION GRANTS

     The following table shows information with respect to grants of stock options pursuant to the Company's 1993 Stock Option Plan during 1997 to the Chief Executive Officer and the other named executive officers. No stock appreciation rights were granted under the Plan during 1997.


                                                                                           POTENTIAL REALIZABLE VALUE
                           NUMBER              OPTION GRANTS IN LAST FISCAL YEAR             AT ASSUMED ANNUAL RATES
                        OF SECURITIES   ------------------------------------------------         OF STOCK PRICE
                         UNDERLYING        PERCENTAGE OF                                        APPRECIATION FOR
                           OPTIONS         TOTAL OPTIONS                                         OPTION TERM(2)
                         GRANTED(1)     GRANTED TO EMPLOYEES     EXERCISE     EXPIRATION   ---------------------------
         NAME                (#)              IN 1997          PRICE ($/SH)      DATE         5%               10%
         ----           -------------   --------------------   ------------   ----------   ---------       -----------
John M. Piecuch            35,000               6.8%             $21.375       2-06-07     $470,575        $1,192,275
Edward T. Balfe            20,000               3.9               21.375       2-06-07      268,900           681,300
Duncan S. Gage             20,000               3.9               21.375       2-06-07      268,900           681,300
Peter H. Cooke             20,000               3.9               21.375       2-06-07      268,900           681,300
Larry J. Waisanen          12,500               2.4               21.375       2-06-07      168,063           425,813

---------------
(1) All of the options granted become exercisable in annual increments of 25% beginning one year after the date of grant.

(2) These assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected actual appreciation. The amounts shown represent the assumed market price of the Common Shares underlying the stock options (less exercise price) at the end of the ten year period beginning on the date of grant and ending on the option expiration date. Based on a ten year period beginning February 6, 1997 with the closing price on the New York Stock Exchange of the Company's Common Stock of $21.375, a share of the Company's Common Stock would have a value on February 6, 2007 of approximately $34.82 at an assumed appreciation rate of 5% and approximately $55.44 at an assumed appreciation rate of 10%.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Wilshire 5000 Index (a broad market equity index) and with the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company for the period of five years commencing December 31, 1992 and ended December 31, 1997. The companies in the peer group index constructed by the Company are as follows: St. Lawrence Cement, Inc., Texas Industries, Inc., Southdown, Inc., Vulcan Materials Company, CalMat Co. and Medusa Corporation.


                                   [GRAPH]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG LAFARGE CORPORATION, WILSHIRE 5000 INDEX AND PEER GROUP

               MEASUREMENT PERIOD                                       WILSHIRE
             (FISCAL YEAR COVERED)                    LAFARGE             5000          PEER GROUP**
1992                                                        100.00            100.00            100.00
1993                                                        157.77            111.28            148.88
1994                                                        124.41            111.18            129.60
1995                                                        133.33            151.75            156.60
1996                                                        147.21            183.93            188.63
1997                                                        219.83            241.49            309.71

 * Assumes $100 invested on December 31, 1992 in Lafarge Corporation Common Shares, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

** Includes St. Lawrence Cement, Inc. (converted to U.S. currency at a constant rate), Texas Industries, Inc., Southdown, Inc., Vulcan Material Company, CalMat Co. and Medusa Corporation.

RETIREMENT PLANS

     The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service (not in excess of 35) and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.50% of the final average earnings, less 1.50% of annual primary social security benefits. A participant's accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

     Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the "SERP") which supplements their benefits under the Lafarge Corp. retirement plan. Except as described below, the SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited services for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.5% of annual primary social security benefits. Further, under the SERP, pension payments will be permitted in excess of the limit of $90,000 per year (as increased annually according to U.S. Internal Revenue Service rules) applicable under the Lafarge Corp. retirement plan. Mr. Piecuch and Mr. Waisanen are participants in the SERP.

     In October 1996, the Company established a trust to securitize SERP benefits upon a change of control of the Company or of Lafarge S.A. The trust will remain unfunded until a change in control is imminent, at which time the trust would become irrevocable and would be funded with cash sufficient to pay the benefits under the SERP. Also, the SERP was amended to provide that in the event of a change of control, the eligibility for SERP benefits will be expanded to cover SERP participants who are vested upon termination of employment but who are not otherwise eligible for retirement under the Company's retirement plan. The Board of Directors also adopted a resolution requiring the Company, in the event of a change of control, to make contributions to the Company's retirement plan to the maximum extent allowable as a current deduction for federal income tax purposes.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge Corp. retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

                               PENSION PLAN TABLE

                 FIVE-YEAR                                       ANNUAL PENSION
                  AVERAGE                              COVERED YEARS OF SERVICE AT AGE 65
                   ANNUAL                     ----------------------------------------------------
                  EARNINGS                    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
                 ---------                    --------   --------   --------   --------   --------
$50,000.....................................  $ 13,125   $ 17,500   $ 21,875   $ 26,250   $ 30,625
100,000.....................................    26,250     35,000     43,750     52,500     61,250
150,000.....................................    39,375     52,500     65,625     78,750     91,875
200,000.....................................    52,500     70,000     87,500    105,000    122,500
250,000.....................................    65,625     87,500    109,375    131,250    153,125
300,000.....................................    78,750    105,000    131,250    157,500    183,750
350,000.....................................    91,875    122,500    153,125    183,750    214,375
400,000.....................................   105,000    140,000    175,000    210,000    245,000
450,000.....................................   118,125    157,500    196,875    236,250    275,625
500,000.....................................   131,250    175,000    218,750    262,500    306,250
550,000.....................................   144,375    192,500    240,625    288,750    336,875
600,000.....................................   157,500    210,000    262,500    315,000    367,500

     The years of service credited under the plan at March 1, 1998 to each individual named in the compensation table above who is a participant in the plan were as follows: Mr. Piecuch -- 20 years and Mr. Waisanen -- 21 years.

     Compensation of Directors. Directors of the Company who are also full-time employees of the Company or any subsidiary thereof receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors receive annual fees of $30,000 each, payable in quarterly installments, for their services as directors. In addition, such other directors receive an annual fee of $3,000 for each committee of the Board on which they serve (and an additional $3,000 per year for being chairperson of a committee), payable in quarterly installments. The Company also reimburses directors for travel, lodging and related expenses they may incur attending Board and committee meetings.

     The Company has adopted a plan which permits directors to defer the payment of directors' fees until the termination as members of the Board. Elections must be made prior to the date of the annual meeting of stockholders in each year and must specify the settlement option in the event of such termination (lump sum or annual installments over a period not to exceed 10 years). Deferred directors' fees under the plan bear interest computed quarterly at the average prime rate for the quarter.

     The Company has a retirement plan for directors of the Company who are not employees of the Company or any of its subsidiaries. Under the plan, an eligible director who is 70 years of age or older (or, with the approval of the Board Governance Committee, between the ages of 65 and 69) and has seven or more years of credited service as a director is entitled to receive upon his or her retirement from the Board of Directors an annual payment of $15,000 for the remainder of his or her life, and his or her surviving spouse is entitled to receive $7,500 per year for the remainder of his or her life following such director's death. Any nonemployee director who retires from the Board prior to age 70, who is 55 years of age or older and has three or more years of credited service is entitled under the plan to receive at retirement an annual payment of $15,000 per year for a period of time equal to his or her period of credited service as a director and, in the event of death prior to the end of such period, his or her surviving spouse shall be entitled to receive $7,500 per year for the balance of such period.

     Directors of LCI who are also full-time employees of the Company or any of its subsidiaries receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors of LCI are compensated for their services by payment of a retainer of Cdn. $12,000 per annum, payable semi-annually, plus Cdn. $800 for each meeting attended. In addition, such other directors receive Cdn. $800 for each committee meeting attended. Directors are reimbursed for costs of travel, meals and lodging incurred in connection with attendance at meetings. LCI does not provide any pension plan or plan of deferred compensation for directors. LCI has five directors who are not full-time employees of the Company or any of its subsidiaries.

     In 1997, Bertrand Collomb received a salary of $205,000 for serving as Chairman of the Board of the Company; Bernard Kasriel received a salary of $100,000 for serving as Vice Chairman of the Board; and John D. Redfern received a fee of Cdn. $36,400 for serving as Chairman of the Board of LCI.

     Effective October 1, 1997, the Company entered into a three-year consulting agreement with Robert W. Murdoch pursuant to which Mr. Murdoch is paid $4,000 per day for consulting services, not to exceed $100,000 per contract year nor $300,000 in the aggregate during the term of the agreement. During 1997, Mr. Murdoch was paid $24,000 for consulting services pursuant to the agreement.

     Directors who are not officers or employees of the Company or any subsidiary are entitled to receive certain automatic grants of stock options under the Company's 1993 Stock Option Plan ("Director Options"). Nonemployee directors each were granted an option for 5,000 shares in February, 1995 and each nonemployee director subsequently elected or appointed to the Board of Directors automatically receives a one-time grant of an option for 5,000 shares. In February of each year, each nonemployee director automatically is granted an option for 1,000 shares. A nonemployee director may not be granted Director Options for more than 20,000 shares under the 1993 Stock Option Plan. The exercise price per share is 100% of the per share fair market value of the Company's Common Stock on the option grant date.

     The vesting schedule for Director Options is based on the years of service by the director on the Board of Directors. If a nonemployee director has served on the Board continuously for more than four years at the time of option grant, then the Director Option will be fully vested on the date of grant. If the nonemployee director has served on the Board for less than four years at the time of option grant, then the Director Option will be vested at the date of grant with respect to one-fourth of the shares for each continuous full year of service on the Board prior to the grant date and will vest with respect to one-fourth of the shares on each subsequent anniversary of the date of commencement of the nonemployee director's service on the Board, so that the option will be fully vested as to all of the underlying shares on the date which is four years from such date of commencement. A Director Option will expire and become null and void no later than the first to occur of (i) 10 years from the grant date, (ii) three years from the date of termination of the director's service on the Board of Directors by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for nonemployee directors or (iii) three months from the date of termination of the director's service on the Board of Directors for any reason other than death or retirement as described in clause (ii). If, however, the director's service is terminated by reason of his
(i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, his or her Director Options will expire and become null and void immediately.

INDEBTEDNESS OF MANAGEMENT

     The Company and LCI have extended non-interest bearing loans to certain of their officers for the purpose of assisting in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 1997, the largest aggregate amount of such indebtedness outstanding during 1997 and the amount thereof outstanding as of December 31, 1997, respectively, were as follows with respect to the following individuals: Bertrand P. Collomb, Chairman of the Board -- $83,444, $75,560; John M. Piecuch, President and Chief Executive Officer -- $121,667, $111,667; Edward T. Balfe, Executive Vice President and President, Construction
Materials -- $175,000, $165,000; Duncan S. Gage, Executive Vice President and President -- U.S. Cement Operations, $178,333, $168,333; Larry J. Waisanen, Executive Vice President and Chief Financial Officer, $95,000, $90,000; Thomas
W. Tatum, Senior Vice President -- Human Resources, $74,704, $67,708; John C. Porter, Vice President and Controller, $69,166; $64,166.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company, LCI, and Lafarge S.A. are parties to four agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities, specialty products, marketing and technical assistance (for the gypsum wallboard division), and the use of certain trademarks. In 1997, the Company and LCI recorded expenses under these agreements for the approximate sums of $3,880,000 and Cdn. $3,652,000, respectively. The Company and LCI have entered into agreements with Lafarge S.A. under which Lafarge S.A. pays for certain services provided to Lafarge S.A. by the Company and LCI. In 1997, charges to Lafarge S.A. totaled approximately $224,000.

     During 1997, the Company and LCI purchased products from the Lafarge S.A. Group in the ordinary course of business. These purchases totaled approximately $51,496,000 and Cdn. $1,334,000 for the Company and LCI, respectively.

     In 1996, the Company borrowed $50 million from Lafarge S.A. and its subsidiaries at a more favorable interest rate than the Company would have obtained from commercial banks; all amounts owed were paid to Lafarge S.A. during the first half of 1997.

     Messrs. Collomb, Kasriel, Lefevre, Murdoch, Piecuch and Rose are also directors or officers of Lafarge S.A.

     Mr. Buell is a director of B.C. Gas, Inc. from which LCI purchased natural gas ($1,432,000) in 1997. Mr. Southern is a director of Canadian Pacific Limited from which LCI purchased railroad transportation ($9,172,000) in 1997. All of these purchases were made in the ordinary course of business at competitive rates.

     Ms. Malone is a director of Lowe's Companies, to which the Company sold gypsum wallboard ($2,104,000) in 1997. Mr. Buell is a director of Placer Dome Inc., to which the Company sold fly ash, cement and ready-mix ($1,681,000) in 1997. Mr. Cohen is a director of American Barrick Gold Corporation, to which the Company sold cement and flyash ($1,674,000) in 1997. All of these sales were made in the ordinary course of business at competitive rates.

     One of the banks with which the Company maintains banking and borrowing relations is the Canadian Imperial Bank of Commerce. Mr. Collomb is a director of the bank. The Company maintains trust relations with Montreal Trust Company. Mr. Redfern was a director of Montreal Trust Company during 1997. Mr. Nadeau is a director of Sun Life Assurance Company which is an insurance provider to LCI. Mr. Cohen is a director of American International Group, Inc., which is an insurance provider to the Company.

                            PROPOSAL FOR ADOPTION OF
                             1998 STOCK OPTION PLAN

     At the Board of Directors meeting in February 1998, the Board approved the adoption of the 1998 Stock Option Plan of Lafarge Corporation (the "1998 Plan") which would become the successor plan to the Company's 1993 Stock Option Plan (the "1993 Plan") which will expire on August 4, 1998. At the annual meeting, the holders of the Voting Securities will be asked to consider and approve the adoption of the 1998 Plan, which would become effective upon expiration of the 1993 Plan.

REASONS FOR ADOPTION OF THE 1998 PLAN

     The granting of stock options to key employees and to nonemployee directors is intended to promote and advance the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of such employees and nonemployee directors, giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in the Company's success and progress. The Company's first stock option plan became effective in 1983 (the "1983 Plan"). Stock options for an aggregate of 4,169,650 shares (of which options for 660,602 shares have been canceled due to employee terminations) were granted under the 1983 Plan to a total of 145 employees, and options for 356,875 shares are currently outstanding under the 1983 Plan. The 1993 Plan became effective upon the expiration of the 1983 Plan in August 1993. At the annual meeting in May 1995, the Company's stockholders approved amendments to the 1993 Plan providing for the automatic grant of stock options to nonemployee directors of the Company. Stock options for an aggregate of 2,624,800 shares (of which options for 212,125 shares have been canceled due to employee terminations) have been granted to both employees and nonemployee directors under the 1993 Plan to date, and options for 2,174,675 shares are currently outstanding under the 1993 Plan.

     If the 1998 Plan is approved by the stockholders and becomes effective, the executive officers of the Company most likely will receive additional stock options to purchase Common Shares and the directors of the Company will automatically receive additional stock options to purchase Common Shares. See the Executive Compensation section of this proxy statement for information regarding stock options held by the Chief Executive Officer and the other named executive officers and the "Compensation of Directors" section of this proxy statement for information regarding stock options that have been granted to the directors under the 1993 Plan. The 1998 Plan is substantially the same as the 1993 Plan, as amended, and it is expected that the 1998 Plan will be administered in a substantially similar manner. The most recent stock option grants under the 1993 Plan made in February 1998 were as follows: 230,500 options to the sixteen executive officers of the Company as a group, 397,500 options to 130 other employees of the Company and 13,000 options to nonemployee directors of the Company.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

     The following is a summary of the principal provisions of the proposed 1998 Plan and is qualified in its entirety by reference to the full text of the 1998 Plan as set forth in Appendix A to this proxy statement.

     The 1998 Plan provides for the granting of stock options to purchase Common Shares and the awarding of Common Shares subject to certain restrictions ("Restricted Stock") to key employees of the Company and its subsidiaries (including directors and officers who are employees) who contribute or who, in the opinion of the stock option committee administering the 1998 Plan, possess a capacity for contributing in substantial measure to the success of the Company ("Employee Options"). The 1998 Plan also provides for the automatic grant of options to nonemployee directors of the Company as further described below ("Director Options"). Employee Options and Director Options are together referred to as "Stock Options". Stock Options granted under the 1998 Plan would constitute nonqualified stock options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Stock appreciation rights ("SARs") may be granted in connection with Employee Options (but not Director Options). Such rights would entitle the optionee to receive, upon the exercise of part or all or an option, cash or Common Shares having a value equal to the excess of the fair market value of one Common Share over the option price, multiplied by the number of Common Shares represented by such option. Each Option and SAR granted under the 1998 Plan would be governed by a stock option agreement between the Company and the optionee.

     A stock option committee composed of directors appointed by the Board of Directors would be responsible for the administration of the 1998 Plan. The committee would have full authority, subject to the provisions of the 1998 Plan, to determine the employees to be granted options and SARs and to be awarded Restricted Stock, the number and purchase price of the Common Shares represented by each Employee Option, the time or times at which Employee Options may be exercised, the terms and provisions of the respective agreements which will evidence each grant of Employee Options and SARs under the 1998 Plan, and the restrictions, terms and conditions applicable to awards of Restricted Stock; however, the stock option committee would have no authority, discretion or power to select the persons who will receive Director Options, to set the number of shares to be covered by any Director Options or to set the exercise price or the period within which Director Options may be exercised, all of which matters are specified in the 1998 Plan as described below.

     The aggregate number of Common Shares which could be issued under Stock Options and SARs granted under the 1998 Plan or as Restricted Stock awarded under the 1998 Plan to any one employee during any calendar year may not exceed 100,000 and to any nonemployee director during the term of the 1998 Plan may not exceed 20,000. The aggregate number of Common Shares to be reserved for issuance under the 1998 Plan is 4,000,000. If any options granted under the 1998 Plan expire, terminate or are canceled or forfeited without having been exercised, the undelivered Common Shares represented thereby will again become available for purposes of the 1998 Plan.

     The 1998 Plan provides that the option price per share of any Employee Option granted thereunder may not be less than 100% of the per share fair market value of the Common Shares on the date the option is granted. The term of each Employee Option granted under the 1998 Plan will be determined by the stock option committee, but in no event may such term exceed ten years from the date of grant. Each Employee Option granted under the 1998 Plan will become exercisable from time to time, in such amounts as the stock option committee may determine, commencing one year after the date the option is granted. The 1998 Plan extends option exercise rights (i) for four years from the date of termination of the optionee's employment with the Company or one of its subsidiaries by reason of death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or the subsidiary or (ii) for three months from the date of termination of the optionees's employment for any other reason. These extensions of exercise rights apply only to options that are exercisable as of the employee's termination date, except that the 1998 Plan provides for continued vesting of the options during the four-year extension period for an optionee who has completed at least ten years of continuous service as an employee of the Company and its affiliates at the time of termination of his or her employment by reason of death, disability or retirement, and does not engage in any "Competitive Activity" (as described in the 1998 Plan) during such four-year period.

     The 1998 Plan provides for awards of Restricted Stock to individuals in the same key employee groups to whom Stock Options may be granted. Restricted Stock issued under the 1998 Plan may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such award. Restricted Stock awarded under the 1998 Plan may be subject to forfeiture if a recipient's employment with the Company or its subsidiaries is terminated during the designated restriction period determined at the date of the award. Persons receiving an award of Restricted Stock under the 1998 Plan will be entitled to vote the shares awarded and will be entitled to receive any dividends paid with respect to the shares.

     The 1998 Plan provides that a Director Option for 5,000 Common Shares shall be granted automatically to each new nonemployee director as of the date on which such person is first elected or appointed to serve as a director of the Company. Thereafter, a Director Option for 1,000 Common Shares shall be granted each year to each nonemployee director of the Company.

     The exercise price per share for a Director Option will be 100% of the per share fair market value of the Common Shares on the date the option is granted.

     The vesting schedule for Director Options is based on the years of service by the director on the Board of Directors. If a nonemployee director has served on the Board continuously for more than four years at the time of option grant, then the Director Option will be fully vested on the date of grant. If the nonemployee director has served on the Board for less than four years at the time of option grant, then the Director Option will be vested at the date of grant with respect to one-fourth of the shares for each continuous full year of service on the Board prior to the grant date and will vest with respect to one-fourth of the shares on each subsequent anniversary of the date of commencement of the nonemployee director's service on the Board, so that the option will be fully vested as to all of the underlying shares on the date which is four years from such date of commencement. A Director Option will expire and become null and void no later than the first to occur of (i) 10 years from the grant date, (ii) three years from the date of termination of the director's service on the Board of Directors by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for nonemployee directors or (iii) three months from the date of termination of the director's service on the Board of Directors for any reason other than death or retirement as described in clause (ii). If, however, the director's service is terminated by reason of his (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, his or her Director Options will expire and become null and void immediately.

     Stock Options and SARs granted under the 1998 Plan are transferable only by will or the laws of descent and distribution or to a "permitted transferee" (as defined below) on the following conditions: (i) the optionee may not receive any consideration for the transfer of the options (other than interests in a family trust, partnership or limited liability company), (ii) the optionee (or his or her estate or representative) must remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of the options,
(iii) the optionee must inform the Company in writing of such transfer and (iv) such transfer shall be effected pursuant to transfer documents in a form approved by the stock option committee. The term "permitted transferee" means:
(i) any member of the optionee's immediate family, (ii) a trust established primarily for the benefit of one or more members of such immediate family, (iii) a partnership or limited liability company in which such immediate family members are the only partners or members or (iv) any other entity approved by the stock option committee in its discretion and that is established by the optionee or the optionee's immediate family members for estate planning purposes.

     The 1998 Plan provides for the proportionate adjustment of the total number of Common Shares reserved for the grant of Stock Options and for awards of Restricted Stock, the number of Common Shares represented by each outstanding option and the exercise price of outstanding options in the event of recapitalization, capital adjustment or a merger in which the Company is the surviving corporation. The 1998 Plan also authorizes the Board of Directors to take such action as it deems necessary to preserve the interest of optionees or of recipients of Restricted Stock in the event of a merger in which the Company is not the surviving corporation, a dissolution of the Company or a transfer of all or substantially all of its assets.

     Unless sooner terminated, the 1998 Plan will expire five years from the date on which it becomes effective. The Board intends that the 1998 Plan will become effective when the 1993 Plan expires on August 4, 1998. The Board of Directors may amend, suspend or terminate the 1998 Plan at any time, except that, without stockholder approval, the Board of Directors may not make any amendment which would materially increase the benefits accruing to participants under the 1998 Plan, increase the number of Common Shares which may be issued under the 1998 Plan or materially modify the requirements for participation in the 1998 Plan. The amendment, suspension or termination of the 1998 Plan may not materially or adversely affect the rights of an optionee as set forth in his option agreement, except with the consent of such optionee.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to employees and directors may be either more or less favorable than those described below depending on the employees' or directors' particular circumstances. Accordingly, each participant should consult his or her own tax advisor with respect to the tax consequences of participation in the 1998 Plan.

     Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. If a nonqualified stock option is transferred to a permitted transferee pursuant to the 1998 Plan, upon exercise of the option, the optionee (not the transferee) will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the option price of such Common Shares.

     With respect to optionees who are employees, the income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Subject to the deduction limitations described below, the employer will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition.

     The basis of Common Shares transferred to an optionee pursuant to the exercise of a nonqualified stock option is the price paid for such Common Shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells Common Shares acquired upon exercise of a nonqualified stock option, the difference between the amount realized and the basis of such Common Shares will constitute capital gain or loss to such optionee for federal income tax purposes.

     If an optionee uses already owned Common Shares to pay the exercise price for Common Shares under a nonqualified stock option, the number of Common Shares received pursuant to the option which is equal to the number of Common Shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining Common Shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned Common Shares are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the Common Shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of Common Shares received in exchange for the Common Shares delivered in payment of the exercise price will be equal to the basis of the Common Shares delivered in payment. The basis of the remaining Common Shares received upon such exercise will be equal to the fair market value of such Common Shares. However, if such already owned Common Shares are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the Common Shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the Common Shares received.

     SARs. A recipient of SARs will not recognize income for federal income tax purposes upon the grant of SARs. Generally, when SARs are exercised, the recipient will recognize ordinary income on the date of exercise in an amount equal to the cash (if any) and the fair market value of the Common Shares transferred to him or her pursuant to such exercise.

     Income recognized by employees upon the exercise of SARs will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the recipient to ensure that the amount of the tax required to be withheld is available for payment. Subject to the deduction limitations described below, the employer will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient due to the exercise of SARs at the time of such recognition.

     The basis of any Common Shares transferred to a recipient pursuant to the exercise of an SAR is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells Common Shares acquired upon exercise of SARs, the difference between the amount realized and the basis of such Common Shares will constitute capital gain or loss to such recipient for federal income tax purposes.

     Restricted Stock. If the restrictions placed upon an award of Restricted Stock under the 1998 Plan are of a nature that such Common Shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the excess of the value of the Common Shares of Restricted Stock on the date of the award over the price, if any, paid for such shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of
Section 83 of the Code, the excess of the fair market value of the shares of Restricted Stock on such date over the price, if any, paid for such shares. Subject to the deduction limitations described below, the employer will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares.

     If the restrictions imposed upon an award of Restricted Stock under the 1998 Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award generally will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the excess of the fair market value of the shares of Restricted Stock on the date of the award over the price, if any, paid for such shares.

     Income recognized by the recipient of Restricted Stock will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the recipient to ensure that the amount of the tax required to be withheld is available for payment. Subject to the deduction limitations described below, the employer will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient at the time of such recognition.

     The basis of any shares of stock transferred to a recipient in connection with an award of Restricted Stock is equal to the amount the recipient paid for such shares, if any, plus the amount the recipient is required to include in income as discussed above. If a recipient sells shares of stock transferred to him or her in connection with an award of Restricted Stock, the difference between the amount realized and the basis of such shares will constitute capital gain or loss to such recipient for federal income tax purposes.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option or SAR is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by a compensation committee composed of two or more outside directors; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and
(iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The 1998 Plan has been designed to enable grants of options and SARs by the stock option committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal Canadian federal income tax consequences to optionees resident in Canada of the grant and exercise of option and SARs and the award of Restricted Stock. This summary does not address the tax consequences of the transfer of options and SARs.

     The grant of an option, or an option which includes an SAR, to an optionee will not give rise to a taxable benefit to the optionee. Where in a taxation year an optionee acquires a share on the exercise of an option, the amount, if any, by which the value at that time of the share exceeds the amount paid or to be paid therefor by him or her will be deemed to be a benefit to the optionee and included in computing his or her income. The amount so included in the optionee's income will be added in computing the adjusted cost base to him or her of the share. Provided the share qualifies as a "prescribed share" at the time of its issue, the optionee will be entitled to a deduction in respect of the amount so included in his or her income in computing his or her taxable income. The deduction is equal to one-quarter of the amount of the benefit. The deduction in computing taxable income will not be permitted in computing an optionee's alternative minimum tax.

     Where in a taxation year an optionee exercises an SAR, he or she will be required to include in computing his or her income the amount of cash received or the value of the share thereby acquired. Where an optionee acquires a share as a result of exercising an SAR, the amount so included in his or her income will be added in computing the adjusted cost base to him or her of the share. The deduction in computing taxable income in respect of the amount included in computing income, as described above, may be permitted.

     Where in a taxation year an employee acquires a share on an award of Restricted Stock, the amount, if any, by which the value at that time of the share exceeds the amount, if any, paid or to be paid therefor by him or her will be deemed to be a benefit to the employee and included in computing his or her income. The amount so included in the employee's income will be added in computing the adjusted cost base to him or her of the share. In determining the value of the share, the restrictions imposed normally would be taken into account.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of at least a majority of the Voting Securities present or represented and voting on the proposed 1998 Plan at the annual meeting shall be required to approve the 1998 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PLAN UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

     On February 10, 1998, the Board of Directors adopted resolutions approving and adopting, and recommending to the stockholders for approval, certain amendments to the Employee Stock Purchase Plan (the "Stock Purchase Plan"). The amendments would effect the following three substantive changes in the Stock Purchase Plan: (1) an increase from 1,000,000 to 2,000,000 of the aggregate number of shares of Common Stock of the Corporation available for issuance under the Stock Purchase Plan and LCI Exchangeable Preference Shares available for issuance under any plan of LCI determined to be comparable to the Plan; (2) elimination of the requirement that employees have one year of continuous service to be eligible to participate in the Stock Purchase Plan; and (3) a provision that further amendments to the Stock Purchase Plan may be adopted by a Benefit Plan Design Committee appointed by the Board of Directors but such Committee may not, without the approval of the stockholders, make any amendment which increases the aggregate number of shares of Common Stock which may be issued under the Stock Purchase Plan (other than certain adjustments upon changes in Common Stock as provided in the Stock Purchase Plan) nor may such Committee change the designation of corporations whose employees may participate in the Stock Purchase Plan.

     As of March 1, 1998, the aggregate number of shares that had been issued under the Stock Purchase Plan and LCI's comparable Employee Stock Purchase Plan was 807,300.

     The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the regular and systematic purchase of Common Shares through voluntary payroll deductions, and thus to develop a stronger incentive to work for the continued success of the Company and its subsidiaries. In 1997, 1,321 shares of Common Stock were issued to the sixteen executive officers of the Company as a group and 33,200 shares of Common Stock were issued to other employees of the Company pursuant to the Stock Purchase Plan. It is anticipated that there will be a similar level of participation in the Stock Purchase Plan in 1998.

DESCRIPTION OF THE STOCK PURCHASE PLAN AS AMENDED BY THE PROPOSED AMENDMENTS

     The following is a summary of the Stock Purchase Plan incorporating the proposed amendments and is qualified in its entirety by reference to the full text of the Plan as set forth in Appendix B to this proxy statement.

     Participation in the Stock Purchase Plan is open to each employee of the Company or its participating subsidiaries. (Employees whose customary employment is for 20 hours or less per week or five months or less in any calendar year are not eligible to participate.)

     An option period consists of the 12-month period beginning June 1 and ending the following May 31. Each eligible employee may elect to have payroll deductions over the option period of an amount which shall not exceed the lesser of (i) 5% of such employee's annual compensation or (ii) $3,000. At the end of each option period, the Company uses the funds accumulated in each participating employee's stock purchase account to purchase the largest possible number of whole Common Shares (not to exceed a Fair Market Value, determined on the first day of the option period, of $6,000; "Fair Market Value" is defined as the closing price on the date in question of the Common Shares on the New York Stock Exchange.) The purchase price of a single Common Share under the Stock Purchase Plan is the lower of either (i) 90% of the Fair Market Value per share on the date of grant of the option, which is the first day of the Option period, or
(ii) 90% of the Fair Market Value per share on the date on which the option is exercised, which is the last day of the option period. No participant may purchase shares under the Stock Purchase Plan at a rate which exceeds $25,000 in Fair Market Value of shares for each calendar year. In addition, an otherwise eligible employee may not be granted an option under the Stock Purchase Plan if such employee would, immediately after grant of the option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company. Stock certificates representing such purchased shares are issued to the participating employees as soon as practicable after the end of each option period; provided., however, that the obligation of the Company to deliver such Common Shares may be postponed for such period of time as may be necessary to register or qualify the purchase of the shares under the Securities Act of 1933 or any applicable foreign or state securities law. No fractional shares are issued upon exercise of an option. Any balance remaining in a participant's stock purchase account following exercise of an option is returned to the participant, except that any such balance representing a fractional Common Share is retained in the stock purchase account and applied to the next option period. The cash proceeds received by the Company upon exercise of an option constitute general funds of the Company. An option granted under the Stock Purchase Plan is not transferable by the participant and is exercisable only by the participant. A participant may withdraw from the Stock Purchase Plan at any time by written notice to the Company. Upon withdrawal, the balance in the participant's stock purchase account is returned to the participant.

     The Stock Purchase Plan Committee, composed of three or more employees of the Company appointed by the Board of Directors, is responsible for administration of the Stock Purchase Plan. Fees and expenses incurred in connection with the administration of the Stock Purchase Plan are paid by the Company.

     The Benefit Plan Design Committee appointed by the Board of Directors may amend the Stock Purchase Plan at any time without stockholder approval; provided, however, that stockholder approval is required for any amendment that increases the aggregate number of shares of Common Stock which may be issued under the Stock Purchase plan (other than certain adjustments upon changes in Common Stock as provided in the Stock Purchase Plan) or that changes the designation of corporations whose employees may participate in the Stock Purchase Plan. The Benefit Plan Design Committee is currently composed of John
M. Piecuch, President and Chief Executive Officer, Larry J. Waisanen, Executive Vice President and Chief Financial Officer, and Thomas W. Tatum, Senior Vice President -- Human Resources. The Board of Directors may terminate the Stock Purchase Plan at any time without stockholder approval.

U.S. FEDERAL TAX CONSEQUENCES

     The following summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents. Because most employees eligible to purchase Common Shares under the Stock Purchase Plan are citizens or residents of either the U.S. or Canada, summaries of both U.S. federal tax consequences and Canadian federal tax consequences have been included in this proxy statement.

     The Stock Purchase Plan is designed to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts deducted from the income of a participating employee under the Stock Purchase Plan will be included in such employee's income for the year in which such amounts would otherwise have been paid to the employee, and will be deductible by the Company. The employee will not recognize additional taxable income either (i) at the time options are granted pursuant to the Stock Purchase Plan, which is the first day of the option period, or (ii) at the time options are exercised under the Stock Purchase Plan, which is the last day of the option period, and no further deduction is allowed to the Company at either time. The employee's basis in Common Shares purchased under the Stock Purchase Plan will equal the amount paid for such shares. The employee's holding period for Common Shares purchased under the Stock Purchase Plan will begin on the date the option is exercised.

     An employee who purchases Common Shares pursuant to an option under the Stock Purchase Plan and disposes of such shares more than two years after the option is granted and more than one year after the option is exercised, or who dies at any time while holding such shares, will recognize ordinary income at the time of disposition or death in an amount equal to the lesser of (i) the excess, if any, of the fair market value of such shares at the time of disposition or death over the amount paid for such shares, or (ii) 10% of the fair market value of such shares at the time the option was granted. The Company will not be entitled to deduct any amount of ordinary income so recognized by the employee. The employee's basis in the shares disposed of will be increased by the amount of ordinary income recognized. Any further gain recognized on the disposition will be taxed as capital gain. If the Fair Market Value of Common Shares purchased under the Stock Purchase Plan is less on the date of disposition or death than the amount paid for the shares, no amount will be included in the employee's gross income as ordinary income, and the full amount of any loss (assuming the shares are sold in an arm's-length transaction) will be a capital loss.

     An employee who purchases. Common Shares pursuant to an option under the Stock Purchase Plan and disposes of such shares less than two years after the option is granted or less than one year after the option is exercised will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of such shares on the date of exercise of the option over the amount paid for such shares or, if less, the gain on disposition. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Any additional gain recognized by the employee on the disposition will be capital gain. If the employee's basis in the Common Shares purchased under the Stock Purchase Plan is greater than the amount received for the shares, the excess of the basis over the amount received will be a capital loss (assuming the shares are sold in an arm's-length transaction).

     Ordinary income recognized by an employee upon the disposition of shares purchased under the Stock Purchase Plan will be considered compensation subject to withholding at the time such income is recognized.

     The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401
(a) of the Code.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal Canadian federal income tax consequences to employees resident in Canada of participation in the Stock Purchase Plan.

     Amounts withheld pursuant to the payroll deduction authorization executed by a participating employee will be included in the employee's income for the taxation year in which such amounts would otherwise have been paid to the employee. The grant of an option to an employee will not give rise to a taxable benefit to the employee. Where in a taxation year an employee acquires Common Shares on the exercise of an option, the amount by which the value of such shares at that time exceeds the amount paid therefor by him or her will be deemed to be a benefit to the employee and included in computing his or her income. The amount so included in the employee's income will be added in computing the adjusted cost base to him or her of the Common Shares.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of at least a majority of the Voting Securities present or represented and voting on the amendments to the Stock Purchase Plan at the annual meeting shall be required to approve the proposed amendments to the Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                    AUDITORS

     The firm of Arthur Andersen LLP audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1997. Upon the recommendation of the Audit Committee, Arthur Andersen LLP has been appointed by the Board of Directors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and stockholder approval of such appointment is requested. While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the meeting nonetheless, as the Board believes that the selection of auditors to audit the consolidated financial statements of the Company is of sufficient importance to seek stockholder approval. In the event the proposal is defeated, the Board will reconsider its appointment of auditors of the Company. It is expected that one or more representatives of Arthur Andersen LLP will be present at the meeting and available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement if they desire to do so.

     The Audit Committee of the Board of Directors is presently composed of Thomas A. Buell, Marshall A. Cohen, Philippe P. Dauman, Bertin F. Nadeau and Joe
M. Rodgers. The Audit Committee makes an annual recommendation to the Board of Directors as to the appointment of auditors of the Company for the ensuing fiscal year. The Audit Committee also reviews the results and scope of and the fees for the annual audit, reviews the financial statements and any significant transactions or events and any changes in accounting principles and practices with the auditors and reviews the internal controls and internal audit procedures and programs of the Company. The Audit Committee held two meetings in 1997.

                                 OTHER MATTERS

     Management of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

     The 1999 annual meeting of stockholders of the Company is scheduled to be held during the first week of May 1999. In order to be considered for inclusion in the proxy material for that meeting, stockholder proposals must be received at the Company's principal executive office not later than November 25, 1998.

FORM 10-K ANNUAL REPORT

     The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)(2) under the Exchange Act for the Company's most recent fiscal year. Requests should be directed to David C. Jones, Vice President -- Legal Affairs and Secretary, Lafarge Corporation, P.O. Box 4600, Reston, Virginia 20195.

                                                                      APPENDIX A

                              LAFARGE CORPORATION
                             1998 STOCK OPTION PLAN

SECTION I.  PURPOSE

     The purpose of the Lafarge Corporation 1998 Stock Option Plan (the "Plan") is to encourage and enable nonemployee directors of Lafarge Corporation (the "Company") and key employees of the Company and its subsidiary corporations ("Subsidiary" or "Subsidiaries") as defined under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees the option to purchase shares of the Common Stock of the Company, par value $1.00 per share ("Stock"), and may award bonuses in the form of Stock subject to the restrictions set forth in Section IX ("Restricted Stock"), as hereinafter set forth. Options to purchase shares of Stock shall be granted automatically, as hereinafter set forth, to members of the Board of Directors of the Company who are not officers or employees of the Company or any Subsidiary ("Nonemployee Directors"). Options granted to employees of the Company and its Subsidiaries and options granted to Nonemployee Directors are referred to herein as "Employee Options" and "Director Options", respectively, and collectively as "Options". Options granted under the Plan shall be nonqualified stock options which shall not be treated as incentive stock options under Section 422 of the Code.

SECTION II.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company and consisting of two or more directors of the Company.

     The Committee shall have sole authority to determine the employees who are to be granted Employee Options or stock appreciation rights or awarded Restricted Stock from among those eligible hereunder and to establish the number of shares of Stock to be optioned to each, the number of stock appreciation rights to be granted to each and the number of shares to be awarded to each in the form of Restricted Stock, after taking into consideration the position held, the duties performed, the compensation received, the services expected to be rendered by such employee and other relevant factors. The Committee is authorized to interpret the Plan, and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan; provided, however, that the Committee shall have no authority, discretion or power to select the persons who will receive Director Options, to set the number of shares to be covered by any Director Option, to set the exercise price or the period within which Director Options may be exercised or to alter any other terms or conditions specified herein, except in connection with the administration of the Plan subject to the express provisions hereof. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority (but not fewer than two) of the members of the Committee, shall be deemed the acts of the Committee. All decisions made by the Committee in selecting the employees to whom Employee Options and stock appreciation rights shall be granted or Restricted Stock shall be awarded, in establishing the number of shares that may be issued under each Employee Option or awarded as Restricted Stock to employees and the terms of grants and awards under the Plan and in construing the provisions of the Plan shall be final. No member of the Committee shall be liable for any action taken, failure to act, determination or interpretation made in good faith with respect to the Plan or any Option or stock appreciation right granted or Restricted Stock awarded under the Plan.

SECTION III.  SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Stock issued under Options or awarded in the form of Restricted Stock under this Plan shall not exceed 4,000,000 shares. Such shares of Stock may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares of Stock that remain unissued and that are not subject to outstanding Options and have not been awarded in the form of Restricted Stock at the termination of the Plan shall cease to be subject to the Plan. Should any

Option hereunder expire or terminate prior to its exercise in full, or any Stock previously awarded as Restricted Stock be forfeited, the shares of Stock subject to such Option at the time of its expiration or termination and the shares of Restricted Stock so forfeited will again be available for grant or award under the Plan. The aggregate number of shares of Stock that may be issued under the Plan shall be subject to adjustment as provided in Section XI hereof. Exercise of an Option or a related stock appreciation right in any manner shall result in a decrease in the number of shares of Stock that may thereafter be available for purposes of the Plan by the number of shares of Stock as to which the Option or right is exercised (whether or not, in the case of a stock appreciation right, such number of shares is actually issued).

SECTION IV.  ELIGIBILITY

     The Committee shall determine and designate, at any time or from time to time, the key employees of the Company and the Subsidiaries to whom Employee Options are to be granted or Restricted Stock is to be awarded, but subject to the terms and conditions set forth below:

          (a) The Committee may authorize the grant of Employee Options and the award of Restricted Stock only to individuals who are key employees (including officers and directors who are also key employees) of the Company or a Subsidiary at the time the Option is granted or the Restricted Stock is awarded. Options may be granted or Restricted Stock awarded to the same employee on more than one occasion.

          (b) The aggregate number of shares of Stock that may be subject to Employee Options and stock appreciation rights granted or Restricted Stock awarded under the Plan to any one employee during any calendar year shall not exceed 100,000.

SECTION V.  OPTION PRICE

     The Option price per share of Stock underlying each Employee Option shall be fixed by the Committee at the time the Option is granted, but shall not be less than 100% of the fair market value of the Stock at the time of the granting of the Option. The Option price per share of Stock underlying each Director Option shall be 100% of the fair market value of the Stock at the time of the granting of the Option. For purposes of the Plan, the fair market value of Stock on any particular date shall be the mean of the high and low sales prices of publicly traded shares of Stock on the date in question as reported on the Composite Transactions reporting system or, if the Stock is listed on a U.S. national securities exchange, the last sales price reported on such exchange on that date, provided, that if there are no sales of Stock on the date in question, then such determination shall be made on the basis of sales of Stock on the last preceding date for which such sales are reported.

SECTION VI.  OPTION TERM

     The expiration date of an Employee Option shall be determined by the Committee at the time of grant, but shall in no event be later than ten years from the date of grant. The expiration date of each Director Option shall be the date that is ten years from the date of grant.

SECTION VII.  OPTION AGREEMENTS

     Each Option shall be evidenced by an option agreement ("Option Agreement") and shall contain such terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee. The terms and conditions of the respective Option Agreements evidencing Employee Options need not be identical and may be amended by the Committee from time to time, subject to the provisions of the Plan. The terms and conditions of the respective Option Agreements evidencing Director Options shall be identical, to the extent practicable, and may be amended by the Committee as necessary to ensure compliance with the provisions of the Plan. Payment of the purchase price of any Option exercised shall be made to the Company either (i) in cash (including check, bank draft or money order) or (ii) by delivering shares of Stock already owned by the optionee (or by his or her permitted transferees as contemplated by Section VIII(d) or X(d) hereof) and which have been owned for at least six months, duly endorsed for transfer or (iii) a combination of such Stock and cash. The fair market value of any Stock so delivered shall be determined on the same basis as provided in Section V hereof. An Option Agreement evidencing an Employee Option may provide, or may be amended to provide, for stock appreciation rights as contemplated by Section VIII(c) hereof.

SECTION VIII.  EXERCISE OF EMPLOYEE OPTIONS

     (a) Each Employee Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Employee Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the optionee's employment with the Company or any parent or subsidiary corporation of the Company (an "Affiliate") within the meaning of Section 424(e) and (f) of the Code for any reason other than death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate, or (iii) the expiration of four years from the date of the termination of the optionee's employment with the Company or an Affiliate by reason of death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate. Following termination of an optionee's employment, his or her Employee Options shall be exercisable during the applicable period described in clause (ii) or (iii) of the preceding sentence to the extent such Options were exercisable on the date of termination, except that if an optionee has completed at least ten years of continuous service as an employee of the Company and its Affiliates at the time of termination of the optionee's employment with the Company or any Affiliate by reason of death, disability or retirement as described in clause (iii), all Employee Options held by such optionee (or his or her permitted transferees as contemplated by Section VIII(d) hereof) shall continue to vest during the four-year period described in clause (iii), in accordance with their terms, unless thereafter terminated in accordance with any other provision of the Plan or the applicable Option Agreement; provided, however, that if the optionee engages in any Competitive Activity during such four-year period, such Employee Options shall cease vesting on the date immediately preceding the commencement of the Competitive Activity. Transfer of employment without interruption of service between or among the Company and its Affiliates shall not be considered to be a termination of employment for purposes of the Plan. The foregoing provisions of this subsection (a) and any other provision of the Plan to the contrary notwithstanding, the otherwise unexpired portion of any Employee Option granted hereunder shall expire and become null and void immediately upon an optionee's termination of employment with the Company or an Affiliate by reason of such optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Nothing in this paragraph or in any other provision of the Plan shall cause the period during which an Employee Option may be exercised to be extended beyond the period specified in clause (i) or in clause (ii) or (iii), as applicable, of the first sentence of this paragraph.

     For purposes of this Section VIII(a), "Competitive Activity" means (i) engaging directly or indirectly, alone or as a shareholder, partner, director, officer, member, manager, employee of or consultant to any other business organization, in any business activities in North America that relate to the manufacture, sale, marketing or distribution of cement, ready-mixed concrete, other concrete products, asphalt, construction materials, aggregates, gypsum wallboard or related products or any other products that may be manufactured, sold, marketed or distributed by the Company or its Affiliates at the time of termination of the optionee's employment (the "Designated Industry"); (ii) soliciting or encouraging any customer of the Company or its Affiliates to divert its business to any competitor of the Company; (iii) soliciting or encouraging any director, officer, employee of or consultant to the Company or its Affiliates to end his or her relationship with the Company or an Affiliate or to commence any such relationship with any competitor of the Company; or (iv) divulging to any person or entity other than the Company and its Affiliates any proprietary or confidential information of the Company and its Affiliates without the prior written permission of the Company. "Competitive Activity" shall not include the ownership of less than five percent of the common stock of a publicly traded corporation conducting business activities in the Designated Industry.

     (b) Each Employee Option granted hereunder shall be exercisable in full or in such annual installments as may be determined by the Committee at the time of the grant; provided, however, that the Committee in its discretion may subsequently accelerate the exercise date of an Employee Option. The right to purchase shares of Stock shall be cumulative so that when the right to purchase any shares of Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Employee Option.

     (c) If the Committee grants stock appreciation rights in connection with an Employee Option, either at the time of grant or by amendment, such rights shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable. Stock appreciation rights shall be granted only in connection with an Employee Option. A right shall entitle the optionee to surrender to the Committee the related unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor cash, shares of Stock, or a combination of cash and Stock, having an aggregate value equal to (i) the excess of the fair market value of one share of Stock over the Option price, times (ii) the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. The number of shares of Stock which may be received pursuant to the exercise of a right may not exceed the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. No fractional shares of Stock will be issued. The Committee shall have the right to determine whether the Company's obligation shall be paid in cash, shares of Stock, or a combination of cash and Stock. The Committee may establish a maximum appreciation value which would be awardable under any granted right or rights.

     (d) Except as provided in this subsection (d), no Employee Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee. Employee Options granted hereunder may be transferred by the optionee thereof to one or more permitted transferees; provided that (i) there may be no consideration for such transfer (other than interests in a family trust, partnership or limited liability company as contemplated in clauses (ii) and (iii) of the definition of "permitted transferees" below), (ii) the optionee (or such optionee's estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of the Options, (iii) the optionee shall notify the Company in writing that such transfer has occurred, the identity and address of the permitted transferee and the relationship of the permitted transferee and (iv) such transfer shall be effected pursuant to transfer documents in a form approved from time to time by the Committee. To the extent any Employee Options transferred pursuant to this Section VIII(d) are not fully exercisable as of the date of transfer thereof, the optionee shall specify in the transfer document whether and to what extent the transferred Options (if less than all of the Options subject to the applicable Option Agreement) are exercisable, subject to the limitations on exercisability contained in the applicable Option Agreement. Furthermore, to the extent the optionee transfers Employee Options that are not exercisable as of the date of transfer and such Options are less than all of the Options subject to the applicable Option Agreement, the optionee shall specify in the transfer documents, subject to the limitations on exercisability contained in the applicable Option Agreement, when the transferred Options become exercisable under the applicable Option Agreement subsequent to such transfer. A permitted transferee may not further assign or transfer the transferred Employee Options otherwise than by will or the laws of descent and distribution. Following any permitted transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of relationship in
Section VIII(a) hereof shall continue to be applied with respect to the optionee, following which the Employee Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section VIII(a). The term "permitted transferees" shall mean one or more of the following: (i) any member of the optionee's immediate family; (ii) a trust established primarily for the benefit of one or more members of such immediate family; (iii) a partnership or limited liability company in which such immediate family members are the only partners or members; or (iv) any other entity that is approved by the Committee in its discretion and that is established by the optionee or the optionee's immediate family members for estate planning purposes. The term "immediate family" is defined for such purpose as spouses, children, stepchildren and grandchildren, including relationships arising from adoption. The provisions of this subsection (d) shall also apply to any stock appreciation rights granted in connection with Employee Options.

     (e) Nothing in this Section shall operate to extend the period of exercise of an Employee Option beyond the expiration date specified in the Option Agreement.

SECTION IX.  RESTRICTED STOCK

     The Committee may from time to time, in its sole discretion, award bonuses in the form of Restricted Stock to persons eligible to receive awards of Restricted Stock under Section IV. All Restricted Stock awarded under the Plan shall be subject to such restrictions, terms and conditions, if any, as may be determined by the Committee. The Committee may in its sole discretion remove, modify or accelerate the release of restrictions on any Restricted Stock in the event of death or disability of the recipient of such Restricted Stock, or for such other reasons as the Committee may deem appropriate. Nonemployee Directors shall not be eligible to receive awards of Restricted Stock under this Plan.

     Any certificate or certificates representing shares of Restricted Stock shall bear a stamped or printed notice on the face thereof to the effect that such shares have been awarded pursuant to the terms of the Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such award. If the Committee so determines, the certificates representing Restricted Stock shall be deposited by the recipient with the Company or an escrow agent designated by the Company until the restrictions thereon have lapsed or have been removed in accordance with the provisions of this Section. Upon the lapse of the restrictions or removal thereof by the Committee, new unrestricted certificates for the number of shares on which the restrictions have lapsed or been removed shall, upon request by the recipient of the Restricted Stock, be issued in exchange for such restricted certificates.

SECTION X.  DIRECTOR OPTIONS

     In addition to the other provisions of this Plan relating to Director Options, the following provisions shall govern the grant and exercise of Director Options under the Plan:

          (a) Director Options shall be granted to Nonemployee Directors in accordance with the following, provided, however, that a Nonemployee Director may decline to accept any Director Option by giving notice to such effect to the Committee or by refusing to execute an Option Agreement relating to the Option:

             (1) a Director Option representing the right to purchase 5,000 shares of Stock shall be granted automatically to each new Nonemployee Director on and effective as of the date on which such person is first elected or appointed to serve as a Nonemployee Director, provided, that if a Nonemployee Director who has received a Director Option under this subsection (a)(1) ceases serving as a director and is subsequently elected or appointed as a Nonemployee Director, he or she shall not receive a second Director Option pursuant to this subsection (a)(1); and

             (2) a Director Option representing the right to purchase 1,000 shares of Stock shall be granted automatically on and effective as of the date of the first meeting of the Committee in each year, beginning with the year 1999, to each person who is a Nonemployee Director of the Company on such date (including persons who have previously received Director Options under the Plan);

     provided, however, that if as of the effective date of any grant of Director Options there are not sufficient shares available under the Plan to allow for the grant to each Nonemployee Director of a Director Option for the number of shares provided herein, then each Nonemployee Director shall be granted an option for a pro rata portion of the total number of shares then available (disregarding fractional shares).

          (b) Each Director Option shall vest in accordance with the following:

             (1) one-fourth of the shares subject to the Director Option shall be vested at the date of grant of the Director Option for each continuous full year of service by the grantee on the Board of Directors of the Company prior to such date of grant; and

             (2) if the Director Option is not fully vested on the date of grant, one-fourth of the Shares subject thereto shall vest on each anniversary of the date of commencement of the grantee's service on the Board of Directors of the Company until the Director Option is fully vested, provided, however, that no portion of any Director Option shall vest after the Nonemployee Director's service on the Board of Directors has terminated for any reason.

     Each Director Option shall be exercisable in whole at any time and in part from time to time to the extent such Director Option has vested in accordance with the foregoing; provided, however, that the otherwise unexpired portion of any Director Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such option was granted, (ii) the expiration of three months from the date of the termination of the Nonemployee Director's service on the Board of Directors of the Company for any reason other than death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Nonemployee Directors or (iii) the expiration of four years from the date of the termination of the Nonemployee Director's service on the Board of Directors of the Company by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Nonemployee Directors. Following termination of a Nonemployee Director's service on the Board, his or her Director Options shall be exercisable during the applicable period described in clause (ii) or (iii) of the preceding sentence to the extent such Options were exercisable on the date of termination. The foregoing provisions of this subsection (b) and any other provision of this Plan to the contrary notwithstanding, the otherwise unexpired portion of any Director Option granted hereunder shall expire and become null and void immediately upon termination of the Nonemployee Director's service on the Board of Directors if such termination occurs by reason of such Nonemployee Director's (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate. The right to purchase shares of Stock shall be cumulative so that when the right to purchase any shares of Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Director Option. Nothing in this paragraph or in any other provision of the Plan shall cause the period during which a Director Option may be exercised to be extended beyond the period specified in clause (i) or in clause (ii) or (iii), as applicable, of the first sentence of this paragraph.

          (c) Stock appreciation rights shall not be granted in connection with Director Options.

          (d) Except as provided in this subsection (d), no Director Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee. Director Options granted hereunder may be transferred by the optionee thereof to one or more permitted transferees to the same extent, and subject to the same conditions and limitations, as specified with respect to Employee Options in Section VIII(d) hereof (except that the references therein to Section VIII(a) shall be deemed, for purposes of this Section X(d), to be references to Section X(b) hereof).

          (e) The aggregate number of shares of Stock that may be issued under Director Options granted under the Plan to any one Nonemployee Director shall not exceed the lesser of 20,000 shares or 5% of the outstanding shares of Stock.

          (f) Nothing in this Section shall operate to extend the period of exercise of a Director Option beyond the expiration date specified in the Option Agreement.

SECTION XI.  ADJUSTMENTS UPON RECAPITALIZATION OR REORGANIZATION

     In the event the Company shall effect a split of the Stock or dividend payable in Stock (other than pursuant to the Company's Optional Stock Dividend
Plan), or in the event the outstanding Stock shall be combined into a smaller number of shares, the maximum number of shares of Stock as to which Options may be granted and Restricted Stock may be awarded under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Stock in respect of which any Option or stock appreciation right has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares of Stock still subject to the Option or stock appreciation right shall be increased or decreased proportionately and the purchase price per share of Stock shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares of Stock shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares for which Options, stock appreciation rights or Restricted Stock may be granted or awarded under the Plan and, with respect to outstanding Options and stock appreciation rights, in the number, purchase price and kind of shares covered thereby. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

SECTION XII.  CONTINUANCE OF EMPLOYMENT OR BOARD MEMBERSHIP

     Neither the Plan nor any agreement relating to any Option, stock appreciation right or award of Restricted Stock shall impose any obligation on the Company or an Affiliate to continue to employ any employee or to permit any Nonemployee Director to continue as a director of the Company.

SECTION XIII.  WITHHOLDING

     The Company shall have the right to withhold taxes, as required by law, from any transfer of cash or Stock to an employee under the Plan or to collect from the person legally responsible therefor, as a condition of any transfer of cash or Stock to an employee or his or her permitted transferees under the Plan, any taxes required by law to be withheld.

     (a) Subject to the provisions of paragraphs (b) and (c) of this Section, at any time when an employee is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with an issuance of Stock upon exercise of an Employee Option or stock appreciation right, the employee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Stock having a fair market value equal to the amount required to be withheld; provided, however, that such an Election shall not be permitted in connection with any exercise of an Option or stock appreciation right by a transferee thereof. The value of the shares of Stock to be withheld shall be based on the fair market value of such shares as of the date on which shares of Stock are issued to the employee pursuant to exercise of the Option or stock appreciation right (the "Tax Date"). The employee must pay to the Company any difference between the amount required to be withheld by the Company and the value of the shares of Stock so withheld. Any shares of Stock withheld shall not thereafter be available to be subject to an Option granted under the Plan.

     (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections and may provide with respect to any Employee Option or stock appreciation right that the right to make Elections shall not apply to such Option or stock appreciation right. An Election is irrevocable.

     (c) If an employee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations promulgated thereunder, then an Election shall be valid only if expressly approved by the Committee prior to the Tax Date.

SECTION XIV.  LEGAL RESTRICTIONS

     Nothing herein or in any Option Agreement shall require the Company to sell or issue any Stock pursuant to an Option that has been transferred as contemplated by Section VIII(d) or X(d) if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any similar or succeeding statute or statutes, as then in effect. At the time of any grant or exercise of any Options, or sale or issuance of Stock pursuant thereto, the Company may, as a condition precedent to the sale or issuance of such Stock, require from the holder of the Options (or in the event of such holder's death, his or her representatives, legatees or distributees) such written representations, if any, concerning his or her intentions with regard to the retention or disposition of the Stock being acquired, and such written covenants and agreements, if any, as to the manner of disposal of such Stock as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or his or her legal representatives, legatees or distributees) will not involve a violation of the Securities Act, or any similar or succeeding statute or statutes, or any other applicable federal or state statute, rule or regulation, as then in effect. Certificates for Stock, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

SECTION XV.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Options have not theretofore been granted or that have not been awarded as Restricted Stock. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no such change may be made which would impair the rights of the optionee under any outstanding Option or the recipient of Restricted Stock without the consent of such optionee or recipient; and provided further, that the Board of Directors may not, without the approval of the stockholders of the Company, make any alteration or amendment that would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Stock that may be issued pursuant to the provisions of the Plan, or materially modify the requirements for participation in the Plan or that is otherwise required by law or regulations to be approved by the stockholders.

SECTION XVI.  EFFECTIVENESS AND EXPIRATION OF THE PLAN

     If adopted by the Board of Directors and approved by the vote of the holders of a majority of the stock of the Company present or represented and voting on the matter at a meeting of stockholders duly called and held for such purpose, or at an annual meeting thereof, the notice of which has specified that action is to be taken on the Plan, and the Committee shall have been advised by legal counsel for the Company that in the opinion of such counsel all applicable requirements of law precedent to its becoming effective have been fully met, then the Plan shall become effective as of August 4, 1998 or as soon thereafter as the aforesaid requirements have been met. The Plan shall expire five years after the effective date of the Plan. If the stockholders of the Company fail so to approve the Plan, the Plan shall thereupon terminate and all Options previously granted and all awards of Restricted Stock under the Plan shall become void and of no effect. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or by the Board of Directors.

                                                                      APPENDIX B

                              LAFARGE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                      (INCORPORATING PROPOSED AMENDMENTS)

     Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by providing a method by which eligible employees may use voluntary payroll deductions to purchase shares of Common Stock and thereby acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Plan is intended to qualify as an employee stock purchase plan within the meaning of
Section 423 of the Code and shall be construed accordingly.

     Section 2. Definitions. As used herein the following terms have the following meanings:

          (a) "Affiliate" means any corporation that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code and that has been designated by the Committee as an Affiliate for purposes of the Plan.

          (b) "Board of Directors" means the Board of Directors of the Company.

          (c) "Code" means the United States Internal Revenue Code of 1986, as from time to time amended.

          (d) "Committee" means the Committee described in Section 4 hereof.

          (e) "Common Stock" means the $1.00 U.S. par value Common Stock of the Company.

          (f) "Company" means Lafarge Corporation.

          (g) "Compensation" means (i) with respect to a salaried employee, the basic annual salary of such employee as of the May 1 immediately preceding the first day of the option period, and shall not include bonuses, overtime pay, allowances, commissions, deferred compensation payments or any other extraordinary compensation, and (ii) with respect to an hourly compensated employee, the straight-time hourly rate of pay of such employee as of the May 1 immediately preceding the first day of the option period, multiplied by 2,080, and shall not include bonuses, overtime pay, premium pay or other irregular payments. The Compensation of an employee who does not receive salary or wages computed in United States dollars shall be determined by converting such salary or wages into United States dollars in accordance with the Compensation Exchange Rate.

          (h) "Compensation Exchange Rate" means the New York foreign currency exchange rate as reported by Bankers Trust Company for the first business day in May immediately preceding the first day of the option period.

          (i) "Eligible Employee" means any employee of the Company or an Affiliate who is eligible to participate in the Plan pursuant to Section 5 hereof.

          (j) "Fair Market Value" means the closing sale price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

          (k) "Option" means any option to purchase shares of Common Stock granted by the Committee pursuant to the provisions of the Plan.

          (l) "Participant" means an Eligible Employee who elects to participate in the Plan pursuant to Section 6 hereof.

          (m) "Plan" means this Lafarge Corporation Employee Stock Purchase
     Plan.

     Section 3. Number of Shares. The aggregate number of shares of Common Stock issued under Options granted under the Plan, when added to the aggregate number of Exchangeable Preference Shares of Lafarge Canada Inc. ("LCI") issued under options granted under any plan of LCI determined by the Committee to be comparable to the Plan, shall not exceed a total of 2,000,000 shares.

     The maximum number of shares of Common Stock available for sale under the Plan is subject to adjustment as provided in Section 13. The Common Stock to be delivered upon exercise of Options may consist of authorized but unissued shares of Common Stock or shares of Common Stock previously issued and reacquired by the Company.

     Section 4. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of three or more employees of the Company. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan by the Committee.

          (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (or action unanimously approved in writing) shall constitute action by the Committee.

          (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

          (c) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan.

          (d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     Section 5. Eligible Employees. Each employee of the Company or an Affiliate shall be eligible to participate in the Plan; provided, however, that:

          (a) An employee shall not be granted an Option if such employee would, immediately after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under any outstanding options shall be treated as stock owned by the employee; and

          (b) No employee shall be granted an Option under the Plan which would permit such employee's rights to purchase shares of stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code) to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate which exceeds $25,000 U.S. of fair market value of such stock (determined at the time such option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

          For purposes of this Section 5, the term "employee" shall not include an employee whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year.

     Section 6. Option Period and Method of Participation. Each 12-month period beginning on June 1 and ending on the following May 31 shall be an option period. Each person who will be an Eligible Employee on the June 1 on which an option period begins may elect to participate in the Plan by executing and delivering, on or before the immediately preceding May 15, a payroll deduction authorization as provided in this Section. Such Eligible Employee shall thereby become a Participant on June 1 of the option period and shall remain a Participant until such Eligible Employee's participation is terminated as provided in Sections 10 or 11 hereof.

     The payroll deduction authorization executed by a Participant shall request withholding, by means of substantially equal payroll deductions over the option period, of an amount which shall not exceed the lesser of (a) 5% of such Participant's annual Compensation, or (b) $3,000 U.S. (or an equivalent amount computed in accordance with the Compensation Exchange Rate with respect to a Participant whose salary or wages are not computed in United States dollars). The payroll deduction authorized by the Participant shall not be less than $10 U.S. (or an equivalent amount computed in accordance with the Compensation Exchange Rate with respect to a Participant whose salary or wages are not computed in United States dollars) per month during the option period. A Participant may change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company on or before the May 15 immediately preceding the first day of the option period with respect to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization shall be credited to a withholding account for such Participant. No interest shall be payable on withholding accounts.

     Section 7. Grant of Options. Each Participant shall be granted an Option on the first day of an option period. Such Option shall be for the number of whole shares of Common Stock to be determined by dividing (a) the balance in the Participant's withholding account on the last day of the option period by (b) the purchase price per share of the common Stock as determined under Section 8. In no event shall the number of shares with respect to which an Option is granted to a Participant in an option period exceed that number of shares which has an aggregate Fair Market Value (determined on the first day of the option period) of $6,000 U.S., and the number of shares actually purchased by a Participant in an option period may not exceed this number. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of an Option in an option period in the event that the number of shares then available under the Plan is less than the total number of shares with respect to which all Participants exercise Options in such option period.

     Section 8. Option Price. The purchase price per share of Common Stock under each Option shall equal the lesser of (a) 90% of the Fair Market Value per share of Common Stock on the date of grant of the Option or (b) 90% of the Fair Market Value per share of Common Stock on the date on which the Option is exercised.

     Section 9. Exercise of Options. An employee who is a Participant in the Plan on the last business day of an option period shall be deemed to have exercised the Option granted to him for that period. Upon such exercise, the Company shall apply the balance of the Participant's withholding account to the purchase of the number of whole shares of Common Stock as determined under
Section 7 and as soon as practicable thereafter shall issue and deliver certificates for said shares to the Participant; provided, however, that the obligation of the Company to deliver such shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities Act of 1933 and any applicable Foreign or state securities law. For purposes of this Section 9, the balance in the withholding account of a Participant whose salary or wages are not computed in United States dollars shall be converted into United States dollars in accordance with the New York foreign currency exchange rate as reported by Bankers Trust Company for the last business day of the option period. A Participant shall possess none of the rights or privileges of a stockholder of the Company with respect to Common Stock purchased under the Plan unless and until certificates representing such shares have been issued. No fractional shares shall be issued upon exercise of an Option. Any balance remaining in a Participant's withholding account following exercise of an Option shall be returned to the Participant, except that any such balance representing a fractional share of Common Stock shall be retained in the withholding account and applied to the next option period. The cash proceeds received by the company upon exercise of an Option shall constitute general funds of the Company. To the extent any Option is exercised with respect to less than all of the shares of Common Stock available for purchase under such Option, the Option shall expire and become null and void as of the end of the option period for which such Option was granted.

     Section 10. Cancellation of Option and Withdrawal From the Plan. A Participant who holds an Option under the Plan may at any time prior to exercise thereof pursuant to Section 9 cancel such Option by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account shall be returned to such Participant. Partial cancellation of an Option shall not be permitted.

     A Participant may terminate his payroll deduction authorization as of any date by written notice delivered to the Company and shall thereby cease to be a Participant as of such date. Partial termination of a payroll deduction authorization shall not be permitted. Any Participant who voluntarily terminates his payroll deduction authorization prior to the last business day of an option period shall be deemed to have canceled his Option.

     Section 11. Termination of Employment. Upon the termination of a Participant's employment with the Company or an Affiliate for any reason, such person shall cease to be a Participant, any Option held by him or her under the Plan shall be deemed canceled, the balance of his or her withholding account shall be returned to him or her (or, in the event of his or her death, to the executor or administrator of his or her estate) and he or she shall have no further rights under the Plan.

     All Participants shall have the same rights and privileges under the Plan. Notwithstanding the foregoing, nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or in any way interfere with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. Transfers of employment among the Company and its Affiliates shall not be considered a termination of employment for the purpose of this Plan.

     Section 12. Transferability. An Option granted under the Plan shall not be transferable by the Participant and shall be exercisable only by the Participant.

     Section 13. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan and the maximum number of shares which may be purchased in an option period by a Participant under the Plan shall be increased or decreased proportionately.

     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares that are covered by Options theretofore granted under the Plan or that are otherwise subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

     Section 14. Amendment and Termination of the Plan. Subject to the right of the Board of Directors to terminate the Plan prior thereto, the Plan shall terminate when all or substantially all of the Common Stock reserved for purposes of the Plan has been purchased. No Options may be granted after termination of the Plan. The Benefit Plan Design Committee appointed by the Board of Directors may alter or amend the Plan but may not without the approval of the shareholders of the Company make any alteration or amendment thereof which operates (a) to increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than as provided in Section 13) or (b) to change the designation of corporation whose employees may be offered Options under the Plan.

     No termination or amendment of the Plan shall adversely affect the rights of a Participant under an Option, except with the consent of such Participant.

     Section 15. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section 16. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board of Directors, if it is duly approved at the 1988 annual meeting of stockholders of the Company. The affirmative vote of the holders of at least a majority of the shares of stock of the Company present and voting on the approval of the Plan at the meeting, provided that the total number of shares voting for the proposal represents more than 50% of the total number of shares of stock entitled to vote at such annual meeting, shall be required to approve the Plan. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

                              LAFARGE CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bertrand P. Collomb, Bernard L. Kasriel and John
M. Piecuch (acting by majority or, if only one be present, by that one alone), and each of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Lafarge Corporation (the "Company") standing in the name of the undersigned on March 6, 1998, at the Annual Meeting of Stockholders to be held on May 5, 1998 in McLean, Virginia, and at any adjournment thereof, and especially to vote on the items of business specified on the reverse side, as more fully described in the Notice of the meeting dated March 27, 1998, and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
This proxy should be signed exactly as your name(s) appear(s) hereon. Joint owners should both sign. If signing as attorney, executor, guardian, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

---------------------------------------    ------------------------------------

---------------------------------------    ------------------------------------

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-------------------------------------------------------------------------------

\[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

   ------------------------------                                                         For All    With-   For All
         LAFARGE CORPORATION                                                              Nominees   held    Except
   ------------------------------        1.  Election of Directors.                        [ ]        [ ]      [ ]
                                             The nominees are:

                                             THOMAS A. BUELL        PAUL W. MACAVOY       JOHN D. REDFERN
   Mark box at right if an address           MARSHALL A. COHEN      CLAUDINE B. MALONE    JOE M. RODGERS
   change or comment has been noted          BERTRAND P. COLLOMB    ALONZO L. MCDONALD    MICHEL ROSE
   on the reverse side of this card.         PHILIPPE P. DAUMAN     ROBERT W. MURDOCH     RONALD D. SOUTHERN
                                             BERNARD L. KASRIEL     BERTIN F. NADEAU
                                             JACQUES LEFEVRE        JOHN M. PIECUCH

                                             Instructions. To withold authority to vote for any nominee, mark the
                                             "For All Except'' box and strike a line through the name(s) of the nominee(s) in the list provided above.

                                                                                            For     Against  Abstain
                                         2.  Approval of 1998 Stock Option Plan             [ ]       [ ]      [ ]

                                         3.  Approval of certain amendements to the         [ ]       [ ]      [ ]
                                             Company's Employee Stock Purchase Plan.
                      -----------------
Please be sure to     Date
sign and date this    -----------------
Proxy                                    4.  Approval of appointment of Arthur Andersen     [ ]       [ ]      [ ]
                                             LLP as auditors of the Company.
---------------------------------------
                                         5.  In their discretion, the Proxies are authorized
                                             to vote on such other business as may properly
                                             come before the meeting or any adjournment thereof.


Stockholder sign here  Co-owner sign here
-----------------------------------------

DETACH CARD                                                          DETACH CARD